SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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OGE ENERGY CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Proxy Statement & Notice of Annual Meeting

MAY 18, 2023

OG+E

Notice
2023 Annual Meeting of Shareholders

You are cordially invited to attend the Annual Meeting of Shareholders of OGE Energy Corp. to be held virtually via the Internet. Shareholders owning OGE Energy Corp. common stock at the close of business on the Record Date, or their legal proxy holder, are entitled to vote at the Annual Meeting. The items for this year’s annual meeting include:

Proposals

- Elect 10 directors
- Ratify the appointment of Ernst & Young LLP as our principal independent accountants for 2023
- Hold an advisory vote to approve named executive officer compensation
- Hold an advisory vote on the frequency of advisory votes on executive compensation
- Amendment of the restated certificate of incorporation to modify the supermajority voting provisions

Attend to any other business properly presented at this meeting

On or about April 3, 2023 we mailed to our shareholders either (1) a Notice of Internet Availability of Proxy Materials or (2) a copy of our proxy statement, a proxy card and our 2022 annual report.

Shareholder List. During the meeting, the list of shareholders entitled to vote at the meeting will be available by visiting www.virtualshareholdermeeting.com/OGE2023 and entering your 16-digit control number and clicking on "Registered Shareholder List." For ten days prior to the meeting, a list of shareholders entitled to vote at the meeting will be available at our offices at 321 North Harvey, Oklahoma City, Oklahoma 73102. Please contact the undersigned, as Corporate Secretary, at (405) 553-3183 if you wish to inspect the list of shareholders prior to the Annual Meeting of Shareholders.

Proxy Voting. Your vote is important. Whether or not you plan to attend the virtual annual meeting online, please vote promptly. You may vote your shares in advance of the meeting via the Internet, by telephone or by mail, or by attending and voting online at the 2023 Annual Shareholders Meeting. Please refer to the section "General Information about the Annual Meeting and the Proxy Materials," of the proxy statement for detailed voting instructions.

By Order of the Board of Directors,

William H. Sultemeier
General Counsel, Corporate Secretary and Chief Compliance Officer
April 3, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2023. The Company's notice of annual meeting of shareholders and proxy statement and 2022 annual report to shareholders are available on the Internet at www.proxyvote.com.

Table of Contents
General Information About the Annual Meeting and the Proxy Materials	1
Introduction	1
Voting Procedures	1
Revocation of Proxy	2
Participation in the Virtual Annual Meeting	2
Internet Availability of Proxy Materials	2
Record Date; Number of Votes	3
Expenses of Proxy Solicitation	3
Corporate Governance	3
Corporate Governance Guidelines	3
Director Qualifications and Nomination Process	3
Ethics and Independence Guidelines	4
Standing Committees	4
Leadership Structure	5
Audit Committee Financial Expert	6
Process Related to Executive Officer and Director Compensation	6
Risk Oversight	8
Board Attendance at Annual Meeting of Shareholders	9
Related Party Transaction Policy and Related Party Transactions; Prohibition on Loans	9
Prohibition on Hedging	9
Stock Ownership Guidelines	10
Communications with the Board of Directors	10
Auditors; Audit Partner Rotation	10
Environmental, Social and Governance	10
Information Concerning the Board of Directors	11
General	11
Committees	12
Director Compensation	13
Items of Business to be Considered at the Annual Meeting
Proposal No. 1 - Election of Directors	14
Proposal No. 2 - Ratification of the Appointment of Ernst & Young LLP as the Company's Principal Independent Accountants for 2023	20
Proposal No. 3 - Advisory Vote to Approve Named Executive Officer Compensation	21
Proposal No. 4 - Advisory Vote on the Frequency of Advisory Votes on Executive Compensation	23
Proposal No. 5 - Amendment of the Restated Certificate of Incorporation to Modify the Supermajority Voting Provisions	24
Report of Audit Committee	26
Executive Officers' Compensation	28
Compensation Discussion and Analysis	28
Summary Compensation Table	41
Grants of Plan-Based Awards Table for 2022	42
Outstanding Equity Awards at 2022 Fiscal Year-End Table	43
2022 Option Exercises and Stock Vested Table	43
2022 Pension Benefits Table	44
2022 Nonqualified Deferred Compensation Table	45
Pay Versus Performance	47
Compensation Committee Report	51
Potential Payments upon Termination or Change of Control	52
Information About Shareholdings and Related Matters	54
Security Ownership	54
Equity Compensation Plan Information	55
Delinquent Section 16(a) Reports	55
Shareholder Proposals/Nomination of Directors	55
Householding Information	55
Appendix A - Form of Proposed Amendments to Articles VI, VII, VIII and IX to Amended and Restated Certificate of Incorporation Reflecting Proposed Amendments to Modify Supermajority Voting Provisions	A-1

Proxy Statement	April 3, 2023

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND THE PROXY MATERIALS

Introduction

The Annual Meeting of Shareholders of OGE Energy Corp. (the "Company") will be held on May 18, 2023, at 10:00 a.m. CDT. The meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/OGE2023. At the meeting, we intend to present the first five items in the accompanying notice of annual meeting for action by the owners of the Company's common stock, par value $0.01 per share ("Common Stock"). The Board of Directors does not now know of any other matters to be presented at the meeting, but, if any other matters are properly presented to the meeting for action, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

Your Board of Directors is providing you these proxy materials in connection with the solicitation of your proxy for use at the Annual Meeting of Shareholders. When you vote by Internet, telephone or mail (all as more particularly described below), you appoint Sean Trauschke and Judy R. McReynolds as your representatives at the Annual Meeting of Shareholders. Mr. Trauschke and Ms. McReynolds will vote your shares, as you have instructed them, at the Annual Meeting of Shareholders. This way, your shares will be voted whether or not you attend and participate in the virtual Annual Meeting of Shareholders online. Even if you plan to attend and participate in the virtual Annual Meeting of Shareholders online, it is a good idea to vote your shares in advance of the meeting, just in case your plans change. If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Trauschke and Ms. McReynolds will vote your shares, under your proxy, in accordance with their best judgment.

Voting Procedures

You may vote by mail, by telephone, by Internet, or online during the meeting. Please refer to the summary instructions below and those included on your Notice of Internet Availability of Proxy Materials or your proxy card or, for shares held in street name, the voting instruction card you received from your broker or nominee. To vote by mail, simply complete and sign the proxy card and mail it in the prepaid and pre-addressed envelope. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for each proposal in accordance with the recommendations of the Board for such proposals.

Type of Shares Voted	Final Date to Internet/Telephone Vote	To Vote Your Shares	If No Vote is Received
Record Shareholder	May 17, 2023	Follow Proxy Card Instructions	If signed card received, but no voting instructions indicated, voted along Board recommendations
DRIP/DSPP	May 15, 2023	Follow Proxy Card Instructions	Not Voted
401(k)	May 15, 2023	Give Trustee Voting Directive	Trustee will vote for you in the same proportion that all plan shares are voted
Stock Brokerage Account	May 17, 2023	Let Brokerage Firm know how to Vote Shares	Brokerage Firm will Vote on Routine Matters

Shareholders of record also may vote by the Internet or by using the toll-free number listed on your Notice of Internet Availability of Proxy Materials or the proxy card. The telephone voting and Internet voting procedures are designed to verify shareholders through use of an identification number that will be provided to you. During the meeting, you may vote online by following the instructions at www.virtualshareholdermeeting.com/OGE2023. Have your Notice, proxy card or voting instruction form available when you access the virtual meeting web page.

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Only shareholders of record or their legal proxy holders as of the record date may attend the annual meeting. To attend and participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. No recording of the annual meeting will be permitted.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the shareholder of record.

Brokerage firms have authority under New York Stock Exchange ("NYSE") rules to vote customers' shares for which they have not received voting instructions on certain "routine" matters, but may not vote for non-routine matters unless they have received voting instruction. The only "routine" matter at this year's annual meeting is the ratification of the Company's principal independent accountants. Brokers will not be able to vote their customers' shares for the election of directors, for the advisory vote on executive compensation or the frequency of such votes on executive compensation or for the amendment of the restated certificate of incorporation to modify supermajority voting provisions unless their customers return voting instructions. Therefore, if your shares are held in street name by your bank or broker, it is important for you to return your voting instructions in order that your shares are voted for these matters.

Revocation of Proxy

If you change your mind after voting your proxy, you can revoke your proxy and change your vote at any time before the polls close at the meeting. You can revoke your proxy by either signing and sending another proxy with a later date, by voting via Internet, by telephone or by voting online during the meeting. Alternatively, you may provide a written statement to the Company (attention William H. Sultemeier, General Counsel, Corporate Secretary and Chief Compliance Officer) revoking your proxy.

Participation in the Virtual Annual Meeting

As indicated above, the Board of Directors determined to hold a virtual annual meeting this year. We believe this will facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. We believe it will enable engagement with our shareholders.

You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/OGE2023. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m., CDT. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., CDT, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please contact the technical support resource that is included on the Virtual Shareholders Meeting log-in page.

We want to provide our shareholders with the same rights and opportunities to participate as they would at an in-person annual meeting. The Shareholders will be able to attend the meeting online, vote their shares electronically and may submit questions during the meeting by visiting www.virtualshareholdermeeting.com/OGE2023. We will try to answer, as time permits, as many shareholder-submitted questions that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters, are otherwise inappropriate or fail to comply with the meeting rules of conduct. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Internet Availability of Proxy Materials

On or about April 3, 2023, we will begin mailing to our shareholders of record a Notice of Internet Availability of Proxy Materials instead of a paper copy of the 2023 proxy statement and our 2022 annual report. The Notice of Internet Availability of Proxy Materials will include instructions on accessing and reviewing our proxy materials and our 2022 annual report to shareholders on the Internet and will provide instructions on submitting a proxy on the Internet.

At the time we begin mailing our Notice of Internet Availability of Proxy Materials, we will also first make available on the Internet at www.proxyvote.com our notice of annual meeting, our proxy statement and our 2022 annual report to shareholders. Any shareholder may also request a printed copy of these materials by any of the following methods:

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•	Internet at www.proxyvote.com;
•	e-mail at sendmaterial@proxyvote.com; or
•	telephone at 1-800-579-1639.

Pursuant to the SEC rules, our 2022 annual report to shareholders, which includes our audited consolidated financial statements, is not considered a part of, and is not incorporated by reference in, our proxy solicitation materials.

Record Date; Number of Votes

If you owned shares of the Company's Common Stock at the close of business on March 20, 2023, you are entitled to one vote per share upon each matter presented at the meeting.

As of March 20, 2023, there were 200,287,364 shares of the Company's Common Stock outstanding. The Company does not have any other outstanding class of voting stock. Other than as described below under the heading "Security Ownership," no person holds of record or, to our knowledge, beneficially owns more than five percent of the Company's Common Stock.

Expenses of Proxy Solicitation

We will pay all costs associated with preparing, assembling, mailing and distributing the proxy cards and proxy statements except that certain expenses for Internet access may be incurred by you if you choose to access the proxy materials and/or vote via the Internet. We also will reimburse brokers, nominees, fiduciaries and other custodians for their expenses in forwarding proxy materials to shareholders. Officers and other employees of the Company may solicit proxies by mail, personal interview, telephone and/or Internet. In addition, we have retained D.F. King & Co., Inc. to assist in the solicitation of proxies, at a fee of $12,500 plus associated costs and expenses. Our employees will not receive any additional compensation for soliciting proxies.

CORPORATE GOVERNANCE

Corporate Governance Guidelines. The Board of Directors of the Company operates pursuant to a set of written Corporate Governance Guidelines ("Guidelines") that set forth the Company's corporate governance philosophy and the governance policies and practices that the Company has established to assist in governing the Company and its affiliates. The Guidelines are detailed on our company website at www.oge.com, under the stewardship tab. Among the topics covered by our Corporate Governance Guidelines are our Board member selection requirements.

Board Member Selection Requirements	• Only executive officer on the Board is the CEO
• Director will not be nominated if he or she would be over 75 years of age at the time of election
• Director may not serve on more than three other boards of publicly held companies
• If a Director changes employment, they must submit a letter of resignation for the Board's consideration

Director Qualifications and Nomination Process. It is expected that the Nominating, Corporate Governance and Stewardship Committee will consider nominees recommended by shareholders in accordance with our bylaws. Our bylaws provide that, if you intend to nominate director candidates for election at an Annual Meeting of Shareholders, you must deliver written notice to the Corporate Secretary no later than 90 days in advance of the meeting. The notice must set forth the information concerning you and the nominee(s) that is required in our bylaws.

Our bylaws permit a shareholder (or group of up to 20 shareholders) owning three percent or more of the Company's Common Stock continuously for at least three years to nominate, and include in the Company's proxy materials for an Annual Meeting of Shareholders, director candidates up to an aggregate limit of the greater of (i) 20 percent (or if such amount is not a whole number, the closest whole number below 20 percent) of the Company's Board of Directors or (ii) two, provided that the shareholder (or group) and each nominee satisfy the requirements specified in the bylaws. In order to utilize these so called "proxy access" provisions, the shareholder must provide notice of such nominations to the Corporate Secretary no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Company mailed or released to its shareholders its proxy statement for the prior year's Annual Meeting of Shareholders. For the 2024 annual meeting, this means that the notice must be provided no earlier than November 5, 2023 and no later than December 5, 2023. The requirements relating to nominating shareholders, the nominees and the information to be included in the notice are set forth in our bylaws.

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The Nominating, Corporate Governance and Stewardship Committee has not established specific minimum qualities for director nominees or set forth specific qualities or skills that the Nominating, Corporate Governance and Stewardship Committee believes are necessary for one or more directors to possess. Instead, in evaluating potential candidates and incumbent directors for reelection, the Nominating, Corporate Governance and Stewardship Committee considers numerous factors, including judgment, skill, independence, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, experience as an officer or director of another publicly-held corporation, understanding of management trends in general or in industries relevant to the Company, expertise in financial accounting and corporate finance, ability to bring diversity to the group, community or civic service, appropriateness of having a member of management, in addition to the CEO, on the Board as part of the succession planning process, knowledge or expertise not currently on the Board, shareholder perception, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board, and, in the case of an incumbent director, the individual's level of performance as a director of the Company. No particular weight is given to one factor over another on a general basis, but rather the factors are weighted in relationship to the perceived needs of the Board at the time of selecting nominees. The Nominating, Corporate Governance and Stewardship Committee will evaluate candidates recommended by shareholders on the same basis as they evaluate other candidates.

The Nominating, Corporate Governance and Stewardship Committee values diversity of its members and, as indicated above, includes diversity among other factors the committee considers when evaluating potential board candidates and incumbent directors for reelection. For purposes of diversity considerations, the Nominating, Corporate Governance and Stewardship Committee includes differences of viewpoint, professional experience, education and other individual qualities as well as race and gender. Female representation among the nominees for election at this year’s annual meeting is 30 percent, including the Lead Director. Racial diversity among the nominees for election is 10 percent of the nominees. The needs of the Board and the factors that the Nominating, Corporate Governance and Stewardship Committee considers in evaluating candidates are reassessed on an annual basis, when the committee's charter is reviewed.

In considering individuals for nomination as directors, the Nominating, Corporate Governance and Stewardship Committee typically solicits recommendations from its current directors and is authorized to engage third party advisors, including search firms, to assist in the identification and evaluation of candidates. Ms. Gates, who was elected to the Board effective in January 2023, was identified as a potential candidate by a search firm that had been engaged to identify and evaluate potential director candidates. Ms. Gates was identified as one of several candidates during this process. Following an evaluation of Ms. Gates's qualifications and interviews of Ms. Gates by Mr. Trauschke and members of the Nominating and Corporate Governance Committee, Ms. Gates was recommended by the Nominating and Corporate Governance Committee for election to the Board effective January 3, 2023.

Ethics and Independence Guidelines. Selected ethics and independence guidelines are set forth below.

Ethics	• Our Code of Ethics applies to the directors, officers and employees
• CEO, senior financial officers and other applicable officers adhere to an additional code of ethics that complies with the requirements from the Sarbanes-Oxley Act of 2002.

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Our Code of Ethics and the additional code of ethics applicable to our senior financial officers are available on our website at www.oge.com. We will disclose any waivers to our Code of Ethics that apply to our officers and directors on our website.

Independence	• Currently 9 of the 10 directors are classified as independent, with Mr. Trauschke, the CEO, being the only director not independent
• All members of the Audit, Compensation and Nominating, Corporate Governance and Stewardship Committees are independent

For these purposes, the Company bases its independence determination on (i) the listing standards of the NYSE and applicable rules and regulations of the SEC and (ii) no direct or indirect material relationship with the Company. The independence standards and additional considerations relating to material relationships with the Company are set forth on the Company's website under the stewardship tab.

Standing Committees. All members of the Audit Committee, the Compensation Committee and the Nominating, Corporate Governance and Stewardship Committee are independent directors who are nominated and approved by the Board. The roles and responsibilities of these committees are defined in the committee charters adopted by the Board and provide for oversight of, among other things, executive management. Each of these committee charters is available on our website at www.oge.com. The

4 OGE Energy Corp. 2023 Proxy Statement

Board of Directors also has established a standing Executive Committee, whose members are all independent. The duties and responsibilities of these Board committees are reviewed regularly and are outlined below.

Leadership Structure. The Company's Corporate Governance Guidelines discussed above state that the Board has no policy with respect to the separation of the offices of Chairman of the Board and CEO. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board, with the assistance of the Nominating, Corporate Governance and Stewardship Committee, to make a determination whenever it elects a new CEO.

Sean Trauschke currently serves as Chairman, President and CEO. At the time of his election as Chairman, the Board believed that it was in the best interest of the Company to have a single person serve as Chairman and CEO to provide unified leadership and direction. The Board still believes this is in the Company's best interest; however, the Board may separate these positions in the future should circumstances change.

In an effort to strengthen independent oversight of management and to provide for more open communication, the independent members of the Board elect a lead director on an annual basis for a one-year term. Ms. McReynolds currently serves as the lead independent director. Ms. McReynolds has been a Director since 2011 and previously served as chair of the Compensation Committee. The responsibilities of our lead director are set out in our Guidelines and include among other items:

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providing leadership to the Board if circumstances arise in which the role of the Chairman and CEO may be, or may be perceived by the lead director or independent directors to be, in conflict;

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presiding at all meetings of the Board at which the Chairman is not available;

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organizing, convening and presiding over executive sessions or meetings of the non-management and/or independent directors and promptly communicating the messages and directives approved by such directors at each such session or meeting to the Chairman and CEO;

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acting as the principal liaison between the independent directors and the Chairman and CEO;

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reviewing and approving all Board and committee agendas, approving information sent to the Board and providing input to management of the scope and quality of such information and on the Board's information needs;

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having authority to call a special meeting of the Board or the independent directors at any time, at any place, and for any purpose;

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being available for consultation and direct communication with our major shareholders;

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acting as a sounding board and advisor to the Chairman and CEO, including providing guidance to the Chairman and CEO on executing the long-term strategy;

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setting the agenda for any meeting of independent directors with inputs from other directors;

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contributing to annual performance review of the Chairman and CEO, and collecting and communicating to the Chairman and CEO the views and recommendations of the independent directors relating to his or her performance other than in connection with the annual performance review;

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participating in succession planning for the Chairman and CEO and talent retention/development of senior executives;

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encouraging director participation by fostering environment of open dialogue and constructive feedback among independent directors;

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helping ensure efficient and effective Board performance and functioning and conducting discussion of annual evaluation of Board performance;

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ensuring that the Board oversees and periodically reviews the Company's long-term strategy and management's execution of the long-term strategy;

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overseeing effective functioning of Board committees and providing inputs on functioning of the committee when needed;

5 OGE Energy Corp. 2023 Proxy Statement

•
leading or participating in ad-hoc committees established to deal with extraordinary matters such as investigations, mergers and acquisitions;

Audit Committee Financial Expert. The Board has determined that Mr. David L. Hauser, Mr. David E. Rainbolt and Mr. J. Michael Sanner meet the SEC definition of audit committee financial expert. Each of Mr. Hauser, Mr. Rainbolt and Mr. Sanner is an independent director. The Board also has determined that each member of the Audit Committee is "financially literate" within the meaning of the NYSE listing standards.

Process Related to Executive Officer and Director Compensation. Under the terms of its charter, the Compensation Committee has broad authority to develop and implement the Company's compensation policies and programs for executive officers and Board members. In particular the Compensation Committee is to:

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review and approve corporate goals and objectives relevant to the compensation of the CEO and other executive officers;

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evaluate the performance of the CEO and the other executive officers in light of the corporate goals and objectives and set compensation levels for the executive officers;

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recommend to the Board the approval, adoption and amendment of all incentive compensation plans in which any executive officer participates and all other equity-based plans;

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administer the equity-based incentive compensation plans and any other plans adopted by the Board that contemplate administration by the Compensation Committee;

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approve all grants of stock options and other equity-based awards;

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review and approve employment, severance or termination arrangements for any executive officers;

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review and evaluate the impact of the Company's compensation policies and practices on the Company's risk profile and risk management;

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review and approve all services, including the fees for such services, to be provided to the Compensation Committee or the Company by a compensation consultant and its affiliates; and

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review Board compensation.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent permitted by applicable law, to any other body or individual. In particular, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

The process for setting director and executive compensation in 2022 involved numerous steps. The Compensation Committee, with the assistance of Mercer (U.S.) Inc. ("Mercer"), approved a peer group of companies for purposes of targeting executive compensation as discussed in the Compensation Discussion and Analysis on page 28. The next step in the process was an annual performance evaluation of each member of the management team. This process entailed for each member of the management team (other than the CEO) a scoring by such individual's supervisor of various competencies, including the individual's management skills, business knowledge and achievement of various performance and development objectives set at the beginning of the year. These reviews were used by the CEO in making compensation recommendations to the Compensation Committee.

The balance of the process for setting director and executive compensation for 2022 involved actions taken by the Compensation Committee. The Compensation Committee met in November 2021 and February 2022 to address 2022 compensation. At the November 2021 meeting, the Compensation Committee reviewed with the CEO the performance evaluations of each officer (other than the CEO). The Compensation Committee at its November 2021 meeting also reviewed and discussed with the CEO his recommendations for each member of management (other than the CEO) of 2022 salaries, target annual incentive awards (expressed as a percentage of salary) and target long-term incentive awards (also expressed as a percentage of salary). In addition, the Compensation Committee evaluated the CEO's performance at its November 2021 meeting and discussed his potential salary, target annual incentive award and target long-term compensation for 2022. Following these

6 OGE Energy Corp. 2023 Proxy Statement

discussions, the Compensation Committee set 2022 salaries and, subject to potential adjustment at its meetings in February 2022, target annual incentive awards and target long-term compensation awards for each officer. The target annual incentive awards and target long-term compensation awards were expressed as percentages of salary. The Company performance goals that needed to be achieved for any payouts of such incentive awards were not set at the November 2021 meeting but, instead, were left for consideration at the scheduled meeting in February 2022. Senior management in making compensation recommendations for an executive in 2022, and the Compensation Committee in deciding the executive's compensation, used as a primary guideline the median market pay data provided by Mercer for an executive with similar responsibilities in the Company peer group. At its meeting in November 2021, the Compensation Committee also reviewed and set compensation for the directors, which is described below under "Director Compensation."

Prior to the Compensation Committee's meeting in February 2022, the Company's senior management developed recommendations for the Company performance goals that needed to be met in order for any payouts of 2022 annual incentive awards or 2022 long-term performance-based compensation awards to occur. The recommended performance goals for the annual incentive awards for the executive officers were the same as for all of the other full-time company employees.

At the Compensation Committee's meeting in February 2022, the Compensation Committee reviewed with senior management its recommendations and basis for Company performance goals for the annual and long-term incentive awards. Following this discussion, the Compensation Committee set the 2022 Company performance goals that had to be achieved in order for payouts of such awards to occur. The Compensation Committee also approved the form and amount of the long-term compensation awards, which consisted for officers of performance units and time-based restricted stock units. Consistent with the recommendations of senior management, those performance goals were the same for the executive officers as for all the other recipients of the performance units.

In 2021, the Compensation Committee engaged Mercer as its executive compensation consultant for 2022. As part of this engagement, Mercer reviewed the Company's current director and executive officer compensation, confirmed the peer group to be used for assessment of director and executive officer compensation and assessed the competitiveness of the Company's director and executive officer compensation. Mercer also provided perspectives on market trends. During 2022, Mercer received $300,912 in fees for director and executive officer compensation advisory services to the Compensation Committee. Separately, Mercer and its affiliates received $16,138 in fees for other services, which related to routine miscellaneous services including annual compensation surveys. The decision to engage Mercer and its affiliates for these other services was reviewed and approved by the Compensation Committee. For the reasons described below, the Compensation Committee does not believe that the provision of these services affected the objectiveness of the executive compensation advice it receives from Mercer. Since the latter half of 2015, the Company has not used Mercer for any services other than the services described above.

Although the Company retains Mercer and its affiliates for other services as described above, the Compensation Committee is confident that the advice it receives from Mercer is objective and not influenced by Mercer's or its affiliates' relationships with the Company because of the procedures Mercer and the Compensation Committee have in place. In particular, we have been informed by Mercer that:

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the executive compensation consultant receives no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

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the executive compensation consultant is not responsible for selling other Mercer or affiliate services to the Company; and

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Mercer's professional standards prohibit the individual executive compensation consultant from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering his or her advice and recommendations.

In addition:

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the Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

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the Compensation Committee reviewed and approved all services, including the fees for such services to be provided to the Compensation Committee or the Company by the executive compensation consultant and its affiliates;

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the executive compensation consultant has direct access to the Compensation Committee without management intervention;

7 OGE Energy Corp. 2023 Proxy Statement

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the Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and

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the protocols for the engagement (described below) limit how the executive compensation consultant may interact with management.

While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has procedures governing if and when such consultant's advice and recommendations can be shared with management. This approach is intended to protect the Compensation Committee's ability to receive objective advice from the executive compensation consultant so that the Compensation Committee may make independent decisions about executive pay at the Company.

For the reasons discussed above, and after considering certain independence-related factors, including:

•
whether Mercer provides other services to the Company;

•
fees received by Mercer from the Company;

•
conflict of interest policies of Mercer;

•
any business or personal relationships between the individual executive compensation consultant and members of the Company's Compensation Committee;

•
any ownership of the Company's Common Stock by the individual executive compensation consultant; and

•
any business or personal relationships between the individual executive compensation consultant or Mercer and an executive officer of the Company,

the Compensation Committee determined that there are no conflicts of interest with respect to the consulting services provided by Mercer.

Risk Oversight. The Board of Directors is responsible for reviewing and overseeing the long-term strategic plans and principal issues facing the Company and includes the oversight of the major risk exposures and the risk management activities of the Company. As part of its risk oversight role, the Board delegates specific roles to its committees to help ensure risks, mitigations and opportunities are appropriately monitored and managed.

Board Oversight	• The Board is supported in risk oversight responsibilities by various committees of the Board and management.

•
These committees and other members of management provide regular reports to the Board on the risks and opportunities facing the Company, including matters related to climate, regulatory risk/recoverability, disruptions to fuel supply and the electric grid, operations outages and accidents, increased costs, industry technology, legislative and regulatory policy, economic conditions, cybersecurity, terrorism, health epidemics, and human capital management.

• The Board and committees receive reports and updates related to risks and opportunities facing the Company from internal expertise or outside experts.
• The Audit Committee is responsible for overall risk management and financial risk exposure.
• The Compensation Committee is responsible for review and evaluation of the impact of compensation policies and practices on the Company's risk profile and risk management.
• The Nominating, Corporate Governance and Stewardship Committee is responsible for:
◦ Environmental, Social and Governance ("ESG") initiatives and strategies including environmental compliance
◦ Contingent weather or global events that could affect the Company
◦ Cybersecurity and terrorism
◦ Sustainability, diversity, climate and corporate stewardship policies and initiatives

8 OGE Energy Corp. 2023 Proxy Statement

From a management perspective, risk is overseen by the Company's Risk Oversight Committee, which consists of the Chief Financial Officer, other corporate officers and members of management. This risk committee is responsible for the overall development, implementation and enforcement of strategies and policies for all significant risk management activities of the Company. In 2022, this Committee and management applied a holistic perspective of risk assessment and application of its strategies and policies to manage the Company's overall financial performance. The Chief Financial Officer, acting in his role as the principal financial officer and as a member of the Risk Oversight Committee, reported periodically during 2022 to the Audit Committee on the Company's risk profile affecting anticipated financial results, including any significant risk issues.

As a vital infrastructure utility service, risk management and oversight are critical to our business. Our Enterprise Risk Management (ERM) process, which engages internal stakeholders, helps identify key internal and external business risks — those that pose potential material financial and operational risk to the Company — then supports evaluations of those risks, providing consistent assessment.

Key risks are then assessed using a methodology that includes a quantification of potential financial and operational impacts. Priority risks are assigned to internal risk owners, who are responsible for developing and updating risk management plans, which are also coordinated with our Internal Audit group for alignment with the Company's annual audit plan.

Risk identification, assessment and management planning are reviewed with senior leadership, the Risk Oversight Committee and the Board.

Board Attendance at Annual Meeting of Shareholders. The Company encourages each of its Board members to attend the Annual Meeting of Shareholders, and the directors are expected to attend whenever reasonably possible. All nine of the directors who were nominated for election in 2022 attended online the virtual Annual Meeting of Shareholders in 2022.

Related Party Transaction Policy and Related Party Transactions; Prohibition on Loans. The Company's Code of Ethics provides that all employees, including executive officers, have a duty to avoid financial, business or other relationships that might cause a conflict of interest with the performance of their duties and that employees should conduct themselves in a manner that avoids even the appearance of conflict between personal interests and those of the Company. The Company's Code of Ethics provides, among other things, that (i) conflicts of interest may arise when an individual or someone in his or her immediate family receives improper personal benefits as a result of the employee's position, (ii) employees should not authorize business with any firm in which they, or a member of their immediate family, have a direct or indirect interest and (iii) employees should, as a general rule, avoid accepting a gift or invitation of such value (generally in excess of $100) that acceptance could create, or appear to create, an obligation to a person or company with whom the Company does business. The charter of the Nominating, Corporate Governance and Stewardship Committee provides that the Nominating, Corporate Governance and Stewardship Committee is to consider possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts of interest. Similarly, the charter of the Audit Committee provides that the Audit Committee is to periodically obtain reports regarding compliance with the Company's Code of Ethics. If a conflict is found to exist, the matter will be discussed with the employee and the following options will be considered: (i) the employee will be asked to end the activity that caused the conflict; (ii) realignment of job responsibilities or assignment or (iii) if (i) and (ii) are not possible, employment will be terminated. Only the Board or a committee of the Board can waive this provision for executive officers, and any waiver will be promptly disclosed to the public. The Company's Corporate Governance Guidelines provide that, except for employment arrangements with the CEO, the Company will not engage in transactions with directors or their affiliates if a transaction would cast into doubt the independence of a director, present a conflict of interest or is otherwise prohibited by law, rule or regulation and includes (i) directly or indirectly, any extension, maintenance or renewal of an extension of credit to any director or member of management of the Company and (ii) significant business dealings with directors or their affiliates, substantial charitable contributions to organizations in which a director is affiliated, and consulting contracts with, or other indirect forms of compensation to, a director. Any waiver of this policy may be made only by the Board or a Board committee and must be promptly disclosed to the Company's shareholders. The Company does not have a related party transaction policy for persons other than employees and directors and their affiliates. Except as discussed above, the Company has not prescribed any specific standards to be applied when determining whether a conflict exists or whether a waiver of any such conflict should be made. In addition, the Company's Stock Incentive Plan prohibits all loans to executive officers.

Prohibition on Hedging. Our insider trading policy prohibits our directors, executive officers and other designated persons from engaging in hedging or monetization transactions with respect to the Company's securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds. Our Board reviews our insider trading policy annually.

9 OGE Energy Corp. 2023 Proxy Statement

Stock Ownership Guidelines. In an effort to further align management's interests with those of the shareholders, the Compensation Committee recommended, and the Board of Directors has adopted, stock ownership guidelines for the officers of the Company and the Company's Board of Directors. The Compensation Committee reviews the stock ownership guidelines each year, and has, from time to time, revised such guidelines. The terms of these guidelines are explained on page 39 in the Compensation Discussion and Analysis.

Communications with the Board of Directors. Shareholders and other interested parties who wish to communicate with members of the Board, including the lead director or the non-management directors individually or as a group, may send correspondence to them in care of the Corporate Secretary at the Company's principal offices, 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. We currently do not intend to have the Corporate Secretary screen this correspondence to the extent it pertains to business matters and are not solicitations, but we may change this policy if directed by the Board due to the nature and volume of the correspondence.

Auditors; Audit Partner Rotation. As described on page 20, the Company is requesting that the shareholders ratify the selection of Ernst & Young LLP as the Company's principal independent accountants for 2023. The Audit Committee charter provides that the audit partners will be rotated as required by the Sarbanes-Oxley Act of 2002.

Environmental, Social and Governance. Our wholly-owned electric utility, Oklahoma Gas and Electric Company ("OG&E"), serves more than 889,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas. OG&E's commitment is to provide energy-related services in a balanced and environmentally responsible manner which includes providing safe, reliable and reasonably priced power while protecting the environment. We provide detailed information regarding our sustainability initiatives in multiple venues including our company website, our responses to the annual environmental reporting climate questionnaire conducted by CDP and our filings with the SEC. In addition, we were among the initial steering committee members of, and annually update and publish on our website an ESG disclosure report in accordance with, the Edison Electric Institute's ("EEI") ESG and sustainability-related reporting. The EEI has developed a reporting framework to enable utility companies to provide current or interested investors and other stakeholders with key ESG and sustainability information on a comparable basis. The EEI reporting framework includes a quantitative section with data on recent greenhouse gas emissions, as well as a 2005 baseline for comparison. We have also completed and publicly disclosed a report located on the "ESG Reporting Center" of our website using the Sustainability Accounting Standards Board standards and recently published our climate-related analysis and inaugural report pursuant to the elements of the Task Force on Climate-related Financial Disclosures. Additional information about our ESG performance can be found on our website at www.oge.com under "ESG Reporting Center." Information on our website, including the reports and documents mentioned in this paragraph, is not incorporated by reference into this proxy statement.

We have been deeply engaged in the communities we serve for our entire 120-year history, supporting the growth and well-being of our economies, customers, and our employees. As one of the largest employers in our service territory, we are committed to attracting, retaining and developing a high quality, diverse workforce and providing a safe, inclusive and productive work environment. We have a broad pipeline of diverse candidates for our workforce prepared to serve our communities due to, among other things, our partnerships with universities and technical colleges as well as U.S. military recruiters. We directly contribute to our communities in a number of ways, including providing grants through the OGE Energy Corp. Foundation, Company and employee contributions to the United Way and various other partnerships and sponsorships. Another way that the Company assists in our communities is by the volunteer hours donated by our employees, as they are offered 16 hours of paid volunteer leave every year. We have employees whose full-time responsibility is to engage in the community and listen and work directly with governments, chambers of commerce, businesses and schools to support growth and enact meaningful change.

At the Company, safety is more than a priority; it is a value and is paramount in the work we perform. Our safety principles are core to who we are and what we do. These principles are communicated, demonstrated and embraced at all levels of the company and supported by our core belief to "Live Safely." Since the inception of our safety principle that all incidents and injuries are preventable and embracing our incident and injury free vision, we have seen a sustained decline in our injury rate. We have reduced our 5-year averages for OSHA reportable injuries by 73 percent and our Days Away, Restricted, Transfer Rate (DART) by 78 percent since our 2011 baseline. We continue to analyze trends and engage in discussions with our employees, creating a dialogue to enhance safety performance and work toward our incident and injury-free workplace. Our focus on safety has contributed to each of the last seven years being the safest in our 120-year history.

10 OGE Energy Corp. 2023 Proxy Statement

INFORMATION CONCERNING THE BOARD OF DIRECTORS

General. Each member of our Board of Directors serving in 2022 was also a director of OG&E during 2022. The Board of Directors of the Company met on seven occasions during 2022. Each director of the Company attended at least 83 percent of the total number of meetings of the Company's Board of Directors and the committees of the Board on which he or she served during 2022.

11 OGE Energy Corp. 2023 Proxy Statement

Committees. The standing committees of the Company's Board of Directors include a Compensation Committee, an Audit Committee, a Nominating, Corporate Governance and Stewardship Committee and an Executive Committee. The members of these committees, the general functions of the committees and number of committee meetings in 2022, are set forth below.

Name of Committee and Members	General Functions of the Committee	Number of Meetings in 2022
Compensation Committee:	Oversees	6
Frank A. Bozich	• compensation of directors and principal officers
Cathy R. Gates*	• executive compensation
David L. Hauser**	• benefit programs
Luther C. Kissam, IV
Judy R. McReynolds
Sheila G. Talton

Audit Committee:	Oversees financial reporting process	4
Peter D. Clarke	• evaluate performance of independent auditors
David L. Hauser	• select independent auditors
David E. Rainbolt	• discuss with internal and independent auditors scope and plans for audits, adequacy and effectiveness of internal controls for financial reporting purposes, and results of their examination
J. Michael Sanner**	• review interim financial statements and annual financial statements to be included in Form 10-K and Form 10-Q
• oversees risk assessment and risk policies

Nominating, Corporate Governance and Stewardship Committee:	Reviews and recommends to the Board	5
Frank A. Bozich	• nominees for election as directors
Peter D. Clarke**	• membership of director committees
Cathy R. Gates*	• succession plans
Luther C. Kissam, IV	• various corporate governance issues
David E. Rainbolt	• plans to address contingent events that could significantly affect the Company, including extreme weather events, natural disasters, cybersecurity events and acts of terrorism
J. Michael Sanner	Reviews and reports to the Board on
Sheila G. Talton	• environmental initiatives and compliance strategies
• the Company's corporate stewardship and corporate responsibility programs, including sustainability, diversity, climate and other ESG matters

Executive Committee:	Performs duties of the Board during intervals between Board meetings	—
Peter D. Clarke
David L. Hauser
Judy R. McReynolds***
J. Michael Sanner
* Ms. Gates joined the Board effective January 3, 2023.
** Chair
*** Lead Director

12 OGE Energy Corp. 2023 Proxy Statement

Director Compensation. Compensation of non-management directors of the Company in 2022 included an annual retainer fee as listed below. The annual equity retainer was deposited in the director's account under the Company's deferred Compensation Plan and converted to 3,489.5 common stock units based on the closing price of the Company's Common Stock on December 13, 2022. In 2022, the independent directors did not receive additional compensation for attending Board or committee meetings but were instead paid a quarterly cash retainer.

Position Held		Compensation
Board of Director		$ 250,000
Quarterly Cash Installments	$ 110,000
Deferred Compensation Plan	$ 140,000
Lead Director		$ 30,000
Chair of Committee		$ 15,000
Serve on Audit Committee		$ 5,000

Under the Company's Deferred Compensation Plan, non-management directors may defer payment of all or part of their quarterly and annual cash retainer fees, which deferred amounts in 2022 were credited to their accounts as of the scheduled payment date. Amounts credited to the accounts are assumed to be invested in one or more of the investment options permitted under the Company's Deferred Compensation Plan. In 2022, those investment options included a Company Common Stock fund, whose value was determined based on the stock price of the Company's Common Stock. When an individual ceases to be a director of the Company, all amounts credited under the Company's Deferred Compensation Plan are paid in cash in a lump sum or installments. In certain circumstances, participants may also be entitled to in-service withdrawals from the Company's Deferred Compensation Plan.

On December 6, 2022, the Compensation Committee met to consider director compensation. At that meeting, the Compensation Committee recommended, and the Board subsequently approved, increasing the annual cash retainer from $110,000 in 2022 to $115,000 for 2023, and the annual equity retainer, credited on December 13, 2022, was increased from $135,000 to $140,000.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Frank A. Bozich	$110,000	$140,000	—	—	—	—	$250,000
Peter D. Clarke	$130,000	$140,000	—	—	—	—	$270,000
Luke R. Corbett (2)	$55,000	$—	—	—	—	—	$55,000
David L. Hauser	$130,000	$140,000	—	—	—	—	$270,000
Luther C. Kissam, IV	$110,000	$140,000	—	—	—	—	$250,000
Judy R. McReynolds	$140,000	$140,000	—	—	—	—	$280,000
David E. Rainbolt	$115,000	$140,000	—	—	—	—	$255,000
J. Michael Sanner	$130,000	$140,000	—	—	—	—	$270,000
Sheila G. Talton	$110,000	$140,000	—	—	—	—	$250,000
(1)
Amounts in this column represent the dollar value of the annual retainer that was deposited in the director's account under the Company's Deferred Compensation Plan in December 2022. At December 31, 2022, the number of common stock units in the Company Common Stock Fund for each of the directors was as follows: Mr. Bozich, 22,154 common stock units; Mr. Clarke, 18,556 common stock units; Mr. Hauser, 34,942 common stock units; Mr. Kissam, 8,855 common stock units; Ms. McReynolds, 44,961 common stock units; Mr. Rainbolt, 21,973 common stock units; Mr. Sanner, 36,889 common stock units; and Ms. Talton, 37,239 common stock units.
(2)
Mr. Corbett retired from the Board effective May 19, 2022; therefore, he received quarterly installments of the cash retainer fee through this effective date of service.

13 OGE Energy Corp. 2023 Proxy Statement

PROPOSAL NO. 1 -
ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of 10 members. The term of each director will expire at this year's Annual Meeting of Shareholders. The following persons are the nominees of the Board to be elected for a one-year term at the Annual Meeting of Shareholders to be held on May 18, 2023: Mr. Frank A. Bozich, Mr. Peter D. Clarke, Ms. Cathy R. Gates, Mr. David L. Hauser, Mr. Luther C. Kissam, Ms. Judy R. McReynolds, Mr. David E. Rainbolt, Mr. J. Michael Sanner, Ms. Sheila G. Talton and Mr. Sean Trauschke. The term of each nominee will continue until their successors are elected and qualified. Each of these nominees is currently a director of the Company and OG&E.

Proxies solicited by the Board of Directors will be voted "FOR" the election of each of the 10 nominees as director, unless a different vote is specified. The Board of Directors does not know of any nominee who will be unable to serve, but if any of them should be unable to serve, the proxy holder may vote for a substitute nominee. All nominees own less than 0.2 percent of any class of voting securities of the Company.

The following contains certain information concerning the nominees for director.

Frank A. Bozich President and CEO, Trinseo PLC Age: 62 Director Since: 2016 Committees: Compensation Nominating, Corporate Governance and Stewardship

Professional Experience: Mr. Bozich is President and CEO at Trinseo PLC, a global materials company and manufacturer of plastics, latex binders and synthetic rubber. He has served as President and CEO of Trinseo since March 2019. Mr. Bozich has been a member of Trinseo's board of directors since July 2019. Prior to joining Trinseo, from 2013 to 2019, Mr. Bozich was the Chief Executive Officer of the SI Group, Inc., a global developer and manufacturer of phenolic resins and chemicals. Mr. Bozich also previously held several executive management positions at BASF Corporation, a multi-national chemicals and manufacturing corporation, including President of BASF's Catalysts Division from 2010 to 2013, Group Vice President of Precious and Base Metal Service and Group Vice President of the Integration Management Office. Mr. Bozich previously served as a director of SI Group, Inc. and other private or non-profit organizations.

Qualifications:  The Board concluded that Mr. Bozich should continue serving as a director of the Company based on his executive leadership as the chief executive officer of a publicly-traded company, his customer perspective in leading and developing manufacturing businesses that rely heavily on energy services and products such as those delivered by the Company, his ESG experience in leading companies subject to extensive environmental regulations and his risk oversight experience developed over many years of leadership at publicly-traded and large private companies.

14 OGE Energy Corp. 2023 Proxy Statement

Peter D. Clarke Retired Partner, Jones Day Age: 72 Director Since: 2018 Committees: Audit Nominating, Corporate Governance and Stewardship, Chair Executive

Professional Experience: Mr. Clarke is a retired energy lawyer with the Jones Day law firm. Mr. Clarke served as a partner of Jones Day from 2001 through 2016 and served as Co-Chair of the energy practice at Jones Day. Prior to his retirement from the firm at the end of 2017, he was employed by Jones Day as Of-Counsel for the period of January 1, 2017 through December 31, 2017. Mr. Clarke worked as legal counsel representing the public utility and energy industries for more than 40 years. His energy practice focused on corporate finance, disclosure obligations under the federal securities laws, corporate governance and mergers and acquisitions. Mr. Clarke has also participated in a variety of community, charitable and professional organizations.

Qualifications: The Board concluded that Mr. Clarke should continue serving as a director of the Company based on his utility/regulatory knowledge of the utility industry generally and of the Company specifically, his corporate governance/legal experience relating to the energy and public utility industries, and his financial acumen/literacy related to corporate finance.

Cathy R. Gates Retired Partner, Ernst & Young LLP Age: 64 Director Since: 2023 Committees: Compensation Nominating, Corporate Governance and Stewardship

Professional Experience: Ms. Gates was an assurance partner for Ernst & Young LLP, based in their Tulsa office, through her retirement in 2017. She served as a managing partner for eight years with oversight responsibility for more than 100 professionals, working with public and privately-held clients throughout the Southwest region in retail/consumer products, transportation, manufacturing and contract drilling industries. In addition to her professional career, Ms. Gates is active with several nonprofit organizations including the Tulsa Area United Way and University of Arkansas Walton College of Business. She also serves on the board of directors of Tempur-Sealy International and sits on the audit committee.

Qualifications: The Board concluded that Ms. Gates should serve as a director of the Company based on her extensive knowledge across a number of industries developed during her tenure providing accounting services to public and private companies, her financial acumen/expertise gained in public accounting and from serving on an audit committee of another public company, her knowledge of the service territory served by the Company and her risk oversight experience gained in public accounting.

15 OGE Energy Corp. 2023 Proxy Statement

David L. Hauser Former Chairman and CEO, FairPoint Communications, Inc. Age: 71 Director Since: 2015 Committees: Compensation, Chair Audit Executive

Professional Experience: Mr. Hauser is the former Chairman and Chief Executive Officer of FairPoint Communications, Inc., a provider of communication services located in Charlotte, N.C. He served in the role from July 2009 to August 2010 and thereafter served as a consultant until March 2011. From 1998-2009, Mr. Hauser held leadership positions with Duke Energy Corporation, including group executive and chief financial officer and vice president and treasurer. Mr. Hauser also currently serves as chairman of the board of EnPro Industries, Inc. He is a current member of the board of trustees of Furman University, a former member of the board of trustees of the University of North Carolina at Charlotte, and a retired member of the North Carolina Association of Certified Public Accountants.

Qualifications: The Board concluded that Mr. Hauser should continue serving as a director of the Company based on his extensive utility/regulatory experience and due to his executive leadership experience in serving as the chief executive officer of a publicly-traded company, his financial leadership in utility and regulated businesses, his financial acumen/expertise resulting from his prior performance as chair of the audit committee of another public company and his risk oversight experience developed over many years of leadership positions with publicly-traded companies.

Luther (Luke) C. Kissam, IV Former Chairman, President and CEO, Albemarle Corporation Age: 58 Director Since: 2020 Committees: Compensation Nominating, Corporate Governance and Stewardship

Professional Experience: Mr. Kissam is currently a Partner with Bernhard Capital Partners, a service and infrastructure focused private equity management firm. He is the former Chairman, President and Chief Executive Officer of Albemarle Corporation, a global specialty chemicals company with leading positions in lithium, bromine and refining catalysts. He served as Chief Executive Officer from 2011 to 2020 and held various leadership positions at Albemarle beginning in 2003, including President and Executive Vice President of Manufacturing, Law and HS&E. Prior to joining Albemarle, Mr. Kissam served as Vice President, General Counsel and Secretary of Merisant Company, having previously served as Associate General Counsel of Monsanto Company. Mr. Kissam currently serves on the board of directors of DuPont de Nemours and previously served on the board of directors of Albemarle Corporation from 2015 until May 2021.

Qualifications: The Board concluded that Mr. Kissam should continue serving as a director of the Company based on his executive leadership experience from previously serving as chairman and chief executive officer of a large, multi-national, publicly-held company, his customer perspective in leading businesses that rely heavily on energy services and products such as those delivered by the Company, his expertise relating to new technologies applicable to utilities, his corporate governance/legal experience at publicly-traded companies and his risk oversight experience developed in his leadership positions with publicly-traded companies.

16 OGE Energy Corp. 2023 Proxy Statement

Judy R. McReynolds Chairman, President and CEO, ArcBest Corporation Age: 60 Director Since: 2011 Lead Director Committees: Compensation Executive

Professional Experience: Ms. McReynolds is Chairman, President and Chief Executive Officer of ArcBest Corporation, headquartered in Fort Smith, Ark., and responsible for managing the multibillion-dollar integrated logistics solutions company, which includes the brands ArcBest, ABF Freight®, Panther Premium Logistics®, FleetNet America® and U-Pack®. With over 30 years of logistics and transportation industry experience, including 26 years at ArcBest, Ms. McReynolds has served as Chairman of the Board of Directors of ArcBest Corporation since April 2016 and has been a member of ArcBest Corporation's Board of Directors since she was named President and Chief Executive Officer in January 2010. Ms. McReynolds previously served in various leadership roles at ArcBest since 2000 including senior vice president, chief financial officer, treasurer and controller. Ms. McReynolds serves on the board of First Bank Corp. (Fort Smith, Ark.) and First National Bank of Fort Smith, as well as various other local community and educational boards. Ms. McReynolds also serves as a member of the Wall Street Journal CEO Council and is recently retired from serving on various transportation industry boards.

Qualifications: The Board concluded that Ms. McReynolds should continue serving as a director of the Company based on her executive leadership experience as chairman, president, chief executive officer and director of ArcBest Corporation, a publicly-held freight transportation and logistics services company, her financial acumen/expertise resulting from prior service as chief financial officer of a publicly-traded company, her knowledge of the service territory and communities served by the Company and her risk oversight experience developed over many years of leadership positions with a publicly-traded company.

David E. Rainbolt Executive Chairman, BancFirst Corporation Age: 67 Director Since: 2019 Committees: Audit Nominating, Corporate Governance and Stewardship

Professional Experience: Mr. Rainbolt is Executive Chairman of BancFirst Corporation, a financial holding company which provides retail and commercial banking services through its principal wholly-owned subsidiary banks, BancFirst headquartered in Oklahoma City, Pegasus Bank in Dallas, Texas and Worthington Bank in Fort Worth, Texas. He has served as the Executive Chairman of BancFirst Corporation since March 2017 and previously served as President and Chief Executive Officer from January 1992 to May 2017. In addition to serving as a director of BancFirst Corporation, Mr. Rainbolt currently serves as a director of a number of community, charitable, professional and governmental boards, including Dean A. McGee Eye Institute (Chair), Trustee of the Presbyterian Health Foundation and Oklahoma Medical Research Foundation.

Qualifications: The Board concluded that Mr. Rainbolt should continue serving as a director of the Company based on his executive leadership experience in previously serving as president and chief executive officer of a bank, his extensive knowledge of the communities in the service territory due to his involvement and active service in numerous civic and charitable matters affecting many of the communities served by the Company, his financial acumen/literacy from his experience in the banking industry, and his risk oversight experience developed over many years of leadership positions in the regulated banking industry.

17 OGE Energy Corp. 2023 Proxy Statement

J. Michael Sanner Retired Partner, Ernst & Young LLP Age: 70 Director Since: 2017 Committees: Audit, Chair Nominating, Corporate Governance and Stewardship Executive

Professional Experience: Mr. Sanner is a retired audit partner of the Ernst & Young LLP accounting firm. Mr. Sanner joined the accounting firm of Arthur Andersen LLP following college and has over 37 years of experience providing assurance services to both public and private companies primarily in the energy sector. Prior to his retirement in June 2013, Mr. Sanner served as Assurance Partner at Ernst & Young LLP. Mr. Sanner currently serves on the board of Bank 7, a publicly-traded company. In addition, Mr. Sanner served as a member of the Oklahoma Accountancy Board (2010-2020) and has been involved in numerous civic, professional and charitable organizations.

Qualifications: The Board concluded that Mr. Sanner should continue serving as a director of the Company based on his utility/regulatory knowledge developed during his tenure providing accounting services to companies primarily in the energy sector, his financial acumen/expertise gained in public accounting, his knowledge of the service territory served by the Company and his risk oversight experience gained in public accounting of regulated entities.

Sheila G. Talton President and CEO, Gray Matter Analytics Age: 70 Director Since: 2013 Committees: Compensation Nominating, Corporate Governance and Stewardship

Professional Experience: Ms. Talton currently serves as President and CEO of Gray Matter Analytics, a healthcare analytics solutions company that works with payors and providers. Prior to founding Gray Matter Analytics in 2013, she served as President and Chief Executive Officer of SGT Ltd., a strategy and technology consulting business, from 2011 to 2013 and as Vice President of Cisco Systems, Inc., from 2008 to 2011. Ms. Talton currently serves on the boards of Deere & Company and Sysco Corporation. From 2012 until 2019, Ms. Talton served on the board of Wintrust Financial Corporation. She has been a Congressional appointee on the U.S. White House Women's Business Council. She also has been recognized as one of the "Top 10 Women in Technology" by Enterprising Women, as "Entrepreneur of the Year" by the National Federation of Black Women Business Owners and as a 2021 Notable Black Leader & Executive by Crain's Chicago Business. She serves on the boards of several nonprofit organizations including Chicago's Northwestern Memorial Foundation, the Chicago Shakespeare Theater and the Chicago Urban League.

Qualifications: The Board concluded that Ms. Talton should continue to serve as a director of the Company based on her executive leadership experience and her subject matter expertise in information technology and data analytics gained while leading Gray Matter Analytics and in executive positions held in global technology companies and consulting firms. Ms. Talton also brings knowledge and perspectives on cybersecurity and oversight of corporate stewardship, including social and human capital management implications and opportunities.

18 OGE Energy Corp. 2023 Proxy Statement

Sean Trauschke Chairman, President and CEO, OGE Energy Corp. Age: 56 Director Since: 2015

Professional Experience: Mr. Trauschke currently serves as Chairman, President and Chief Executive Officer of the Company and OG&E. Mr. Trauschke has been Chief Executive Officer of the Company since June 2015. He has been President of OG&E since July 2013 and President of OGE Energy since August 2014 and was named as Chairman of the Board in December 2015. From 2009 until 2013, he held the position of Vice President and Chief Financial Officer of the Company and OG&E. Mr. Trauschke also serves as Chairman of The Greater Oklahoma City Chamber and on the boards of the State Chamber of Oklahoma, United Way of Central Oklahoma and other local community organizations.

Qualifications: The Board concluded that Mr. Trauschke should continue serving on the Board based on his executive leadership experience, his utility/regulatory experience, his extensive knowledge of the Company’s business and service territory, his financial acumen/literacy, his risk oversight experience and his ESG experience all due in large part to his leadership roles at the Company, including having served as Chairman, President and CEO and formerly serving as Chief Financial Officer.

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present online at the virtual meeting or represented by proxy and entitled to vote on the election of directors at the Annual Meeting of Shareholders will be required for the election of each of the 10 nominees as director. Broker non-votes will be treated as shares not entitled to be voted and will have no effect on the outcome of the proposal. Any incumbent director who is not reelected in an election in which majority voting applies is required to tender his or her resignation promptly to the Board. The Nominating, Corporate Governance and Stewardship Committee will then consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the recommendation within 100 days following certification of the shareholders' vote and will promptly disclose its decision regarding whether to accept the director's resignation offer. The director who tenders his or her resignation will not participate in the recommendation of the Nominating, Corporate Governance and Stewardship Committee or the decision of the Board with respect to his or her resignation. If a director's resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If a director's resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of the bylaws.

The Board of Directors recommends a vote "FOR" the election of each of the 10 nominees as director. Proxies solicited by the Board of Directors will be voted "FOR" the election of each of the 10 nominees as director, unless a different vote is specified.

19 OGE Energy Corp. 2023 Proxy Statement

PROPOSAL NO. 2 -
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR 2023

The Audit Committee has selected Ernst & Young LLP as principal independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2023. Ernst & Young LLP was originally selected by the Board, upon the recommendation of the Audit Committee, as principal independent accountants for the Company effective May 16, 2002.

While the Audit Committee is responsible for the appointment, retention, termination and oversight of the Company's principal independent accountants, the Audit Committee and the Board are requesting, as a matter of policy, that shareholders ratify the appointment of Ernst & Young LLP as the Company's principal independent accountants. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify this appointment, the Audit Committee may investigate the reasons for the shareholders' rejection and may consider whether to retain Ernst & Young LLP or to appoint another principal independent accountant. Furthermore, even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different principal independent accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Ernst & Young LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions from the shareholders at the Annual Meeting of Shareholders.

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present online at the virtual meeting or represented by proxy and entitled to vote at the Annual Meeting of Shareholders will be required for the ratification of the appointment of Ernst & Young LLP as the Company's principal independent accountants for 2023. Abstentions from voting in this matter are treated as votes against.

The Board of Directors recommends a vote "FOR" the ratification of the appointment of the Company's principal independent accountants. Proxies solicited by the Board of Directors will be voted "FOR" the ratification of the appointment of the Company's principal independent accountants, unless a different vote is specified.

20 OGE Energy Corp. 2023 Proxy Statement

PROPOSAL NO. 3 -
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, the Company is providing shareholders with an advisory (non-binding) vote on compensation programs, that is sometimes referred to as "say on pay," for our CEO and the other four officers named in the Summary Compensation Table on page 41 (who we refer to as "Named Executive Officers"). Accordingly, you may vote on the following resolution at the 2023 Annual Meeting of Shareholders:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED."

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, intend to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes. The Board has determined that, consistent with its recommendation for an advisory vote on the frequency of the shareholder votes on executive compensation at this year’s Annual Meeting of Shareholders, OGE Energy will hold future advisory votes on executive compensation every year.

As discussed in the Compensation Discussion and Analysis, our 2022 executive compensation program is premised on providing competitive and responsible levels of compensation that has a significant component that is performance-based so as to align the interests of our executive officers with those of our shareholders. Payouts of annual incentive awards and a significant portion of the long-term incentive awards require the achievement of specific goals established by the Compensation Committee that are designed to benefit our shareholders and the Company, both in the long and short term.

Specifically, awards under the Annual Incentive Plan provide officers an opportunity to earn an annual cash incentive, with the amount of the incentive payout being dependent on the level of achievement of specified Company performance-based goals established for the year. These Company performance goals typically are tied to earnings and measures of operating performance. The annual incentive performance goals for the executive officers were the same as for all the other full-time employees. For 2022, the long-term awards under the Stock Incentive Plan consist of two components. One component, accounting for 35 percent of the long-term incentive award, consists of restricted stock units that will vest on December 31, 2024, assuming continued employment through that date. The other component, consisting of performance units, accounts for the remaining 65 percent of the awards. The performance units are equity-based, with the amount ultimately paid to an officer being dependent on the level of achievement, usually over a three-year period, of specific Company performance goals that in 2022 were tied directly to total shareholder return compared to a broad utility peer group. The terms of this equity-based award have not permitted any adjustments to calculating total shareholder return for unusual one-time events. By having a significant portion of our executives' compensation dependent on the level of achievement of various performance goals, our 2022 executive compensation program is designed to reward executives with a highly-competitive level of compensation during years of excellent Company performance and, conversely, in years of below average performance, for their compensation to be below competitive levels. The Company believes that it sets challenging performance targets as illustrated by the incentive compensation actually paid to our Named Executive Officers. Over the last five years, Named Executive Officers have averaged an Annual Incentive Plan payout of approximately 97 percent of their target awards and a payout of long-term incentive awards of approximately 99 percent.

We believe the Company's executive compensation program strikes the appropriate balance between utilizing responsible pay practices and effectively incentivizing our executives to create value for our shareholders. This balance is evidenced by the following:

•
Our executive compensation was approved by more than 90 percent of our shareholders who voted at last year's Annual Meeting of Shareholders.

•
For 2022, with the exception of one officer who was 11 percent above median due to a change in position, the total direct compensation (i.e., salary plus the target awards under our Annual Incentive Plan and Stock Incentive Plan) of each Named Executive Officer was set below or within five percent above the median amount for an executive with similar duties at that time in the Company Peer Group (which peer group is listed on page 30).

21 OGE Energy Corp. 2023 Proxy Statement

•
A significant part of executive compensation is considered at risk. For 2022, a Named Executive Officer's base salary comprised 18 percent to 45 percent of their targeted total direct compensation. For 2022, an officer's at risk compensation included the ability to earn from 0 percent to 150 percent of an award under the Annual Incentive Plan and from 0 percent to 200 percent of an award under the Stock Incentive Plan, based on the level of achievement of the applicable performance goals set by the Compensation Committee, and included grants of time-based restricted stock units that will vest after a three-year period, assuming continued employment with the Company. The mix of performance-based and time-based long-term incentive awards is similar to most companies in the Company Peer Group. The performance-based target awards under the Annual Incentive Plan and under the Stock Incentive Plan represented approximately 43 percent to 60 percent of a Named Executive Officer's targeted total direct compensation in 2022.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure for more information about the Company's executive compensation program.

The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present online at the virtual meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting of Shareholders will be required for the approval, on an advisory basis, of the Named Executive Officer compensation. Abstentions from voting in this matter are treated as votes against. Broker non-votes will be treated as shares not entitled to be voted and will have no effect on the outcome of the proposal.

The Board of Directors recommends a vote "FOR" the approval of the Named Executive Officer compensation as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure. Proxies solicited by the Board of Directors will be voted "FOR" the approval of the Named Executive Officer compensation, unless a different vote is specified.

22 OGE Energy Corp. 2023 Proxy Statement

PROPOSAL NO. 4 -
ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Company this year is providing shareholders with an advisory vote on whether such advisory vote on executive compensation should be held every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that our Company has been conducting an annual advisory vote on executive compensation since 2011 and an annual advisory vote on executive compensation will allow our shareholders to continue to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement every year.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. Although the vote is non-binding, our Board of Directors will take into account the outcome of the vote when making future decisions about the frequency of holding an advisory vote on executive compensation.

The Board of Directors unanimously recommends that you vote for advisory votes on executive compensation every year. Proxies solicited by the Board of Directors will be voted for advisory votes on executive compensation every year, unless a different vote is specified.

23 OGE Energy Corp. 2023 Proxy Statement

PROPOSAL NO. 5 -
AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO MODIFY SUPERMAJORITY VOTING PROVISIONS

The Proposal

The Board of Directors recommends that the Company's shareholders approve amendments to Articles VI, VII, VIII and IX of the Restated Certificate of Incorporation (the "Certificate") to modify the 80 percent supermajority voting provisions currently included in the Certificate to 67 percent super majority voting provisions.

As permitted by Oklahoma law, the Company's current, shareholder-approved Certificate provides that if certain actions are to be taken by shareholders, those actions will require more than a majority vote of the shareholders. Specifically:

•
Article VI of the Certificate currently provides that approval of 80 percent of the Company's outstanding shares is necessary to approve certain business combination transactions with an "interested shareholder" (subject to certain exceptions, including an exception for transactions approved by the Board);

•
Paragraph E. of Article VII of the Certificate currently provides that approval of 80 percent of the Company's outstanding shares is necessary to approve an amendment to Article VII (which deals with provisions relating to the term of office of directors, filling vacancies on the board of directors and removal of directors);

•
Article VIII of the Certificate currently provides that approval of 80 percent of the Company's outstanding shares is necessary to approve an amendment to Article VIII (which prohibits shareholders from acting by written consent); and

•
Article IX of the Certificate currently provides that approval of 80 percent of the Company's outstanding shares are necessary to approve (i) amendments to certain provisions of the bylaws of the Company relating to shareholder annual and special meetings, board structure, board vacancies, director elections and director removal or (ii) Article IX of the Certificate.

In order to modify these supermajority voting provisions to 67 percent super majority voting provisions, the Company's Certificate must be amended. The amendments to the Certificate require the approval of both the Board and 80 percent of the shares of the Company's Common Stock outstanding.

Modification of Supermajority Voting Provisions

The Company's supermajority voting provisions relate to fundamental elements of our corporate governance. They have been included in our charter for many years and are commonly included in the corporate charters and bylaws of many publicly-traded companies. In general, these provisions are designed to provide minority shareholders with a measure of protection against changes in corporate governance and other self- interested actions by one or more large shareholders. The supermajority voting provisions protect OGE Energy shareholders against the actions of short-term investors such as hedge funds or corporate raiders.

In 2012, 2015, 2019 and 2021, non-binding shareholder proposals to eliminate the supermajority voting provisions and adopt simple majority voting provisions were included in the Company's proxy statements. Those shareholder proposals received majority support of the shareholders voting at those meetings. In light of those votes, in 2013, 2016, 2020 and 2022 (the years following the 2012, 2015, 2019 and 2021 shareholder proposals), the Board adopted resolutions approving, and recommended that the shareholders vote for, amendments to the Company's Certificate to eliminate the 80 percent supermajority voting standard applicable to a few categories of matters, as noted above. Approval of these amendments to the Certificate required approval of at least 80 percent of the Company's outstanding Common Stock. Despite the Board's recommendation to vote in favor of the amendments, in each of 2013, 2016, 2020 and 2022, the amendments to the Certificate failed to pass, receiving less than the required 80 percent of the shareholders of record voting in favor. Despite having the shareholders fail to approve the requested amendments to implement the prior shareholder proposals, the shareholder proponent submitted a similar proposal for the 2022 annual meeting requesting that the 80 percent supermajority voting provisions be modified to 67 percent supermajority voting provisions. The Company included such proposal in its 2022 proxy materials.

Based upon the vote of a majority of the shares voting at the 2022 annual meeting in favor of the shareholder proposal, the Company's Board, on the recommendation of the Nominating, Corporate Governance and Stewardship Committee, has approved

24 OGE Energy Corp. 2023 Proxy Statement

the referenced amendments to the Certificate, and recommends to the Company's shareholders that they vote in favor of amending the Company's Certificate to modify the supermajority voting provisions.

The Amendments

If the proposed amendments to the Company’s Certificate are approved, the 80 percent requirement in each of Article VI, Paragraph E of Article VII, Article VIII, and Article IX would be replaced with a 67 percent of the Company’s outstanding shares vote standard. The text of Articles VI, VII, VIII and IX, as they are proposed to be amended, is attached as Appendix A. For your convenience, Appendix A is marked to indicate the proposed amendments.

The Effect of the Amendments

Approval of 67 percent of the Company’s outstanding shares would be required to approve:

•
certain business combination transactions with an "interested shareholder" (subject to certain exceptions, including an exception for transactions approved by the Board);

•
an amendment to Article VII (which deals with provisions relating to the term of office of directors, filling vacancies on the board of directors and removal of directors);

•
an amendment to Article VIII (which prohibits shareholders from acting by written consent);

•
an amendment to certain provisions of the bylaws of the Company relating to shareholder annual and special meetings, board structure, board vacancies, director elections and director removal; and

•
an amendment to Article IX of the Certificate that deals with the required vote for amendments to those provisions of the by-laws described in the prior bullet point.

Vote Required

The affirmative vote of the holders of not less than 80 percent of the outstanding shares of the Company's Common Stock will be required for the approval of this Proposal No. 5 to amend the Certificate. Abstentions, broker non-votes and failures to vote have the same effect as a vote against this Proposal No. 5. If approved, the amendments to the Certificate will become effective upon filing with the Secretary of State of the State of Oklahoma, which the Company would intend to do promptly after the Annual Meeting of Shareholders.

In the event that the holders of less than 80 percent of the shares of the Company's Common Stock vote in favor of Proposal No. 5, the supermajority provisions in the current Certificate will not be modified.

The Board of Directors recommends a vote "FOR" Proposal No. 5. Proxies solicited by the Board of Directors will be voted "FOR" Proposal No. 5, unless a different vote is specified.

25 OGE Energy Corp. 2023 Proxy Statement

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

The Audit Committee currently has four members, none of whom has any relationship to the Company that interferes with the exercise of his independence from management and the Company, and each of whom qualifies as independent under the standards used by the NYSE, where the Company's shares are listed. The Audit Committee operates under a written charter that has been approved by the Board of Directors. The Audit Committee annually reviews and reassesses the adequacy of its charter. Among other things, the charter specifies the policies for selecting the auditors (including rotation for the audit partner) and the scope of the Audit Committee's responsibilities and how it carries out those responsibilities, including structure, processes and membership requirements.

In fulfilling its oversight responsibilities regarding the 2022 financial statements, the Audit Committee reviewed with Company management the audited financial statements contained in our Annual Report to Shareholders. The Audit Committee's review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with the Company's principal independent accountants the Company's 2022 financial statements and management's assessment of the Company's internal control over financial reporting. The Company's principal independent accountants are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and on the Company's internal control over financial reporting. Our review with the principal independent accountants included a discussion of the principal independent accountants' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the principal independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the principal independent accountant's communications with the Audit Committee concerning independence, and discussed with the principal independent accountants the principal independent accountants' independence from management and the Company.

The Audit Committee also discussed with the Company's internal auditors and principal independent accountants the overall scope and plans for their respective audits for 2023. The Audit Committee meets with the internal auditors and principal independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during 2022.

Fees for Principal Independent Accountants

Year ended December 31	2022	2021
Integrated audit of OGE Energy and its subsidiaries financial statements and internal control over financial reporting	$ 1,232,000	$ 1,209,000
Services in support of debt and stock offerings	59,000	65,000
Other (A)	447,500	361,000
Total audit fees (B)	1,738,500	1,635,000
Employee benefit plan audits	138,000	133,000
Total audit-related fees	138,000	133,000
Assistance with examinations and other return issues	219,892	237,481
Review of Federal and state tax returns	34,000	32,000
Total tax preparation and compliance fees	253,892	269,481
Total tax fees	253,892	269,481
Total fees	$ 2,130,392	$ 2,037,481

26 OGE Energy Corp. 2023 Proxy Statement

(A)
Includes reviews of the financial statements included in OGE Energy's and OG&E's Quarterly Reports on Form 10-Q, audits of OGE Energy's subsidiaries, preparation for Audit Committee meetings, agreed-upon procedures and fees for consulting with OGE Energy's and OG&E's executives regarding accounting issues.
(B)
The aggregate audit fees include fees billed for the audit of OGE Energy's and OG&E's annual financial statements and for the reviews of the financial statements included in OGE Energy's and OG&E's Quarterly Reports on Form 10-Q. For 2022, this amount includes estimated billings for the completion of the 2022 audit, which services were rendered after year-end.

There were no other fees billed by the principal independent accountants to OGE Energy in 2022 and 2021 for other services.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal independent accountants is compatible with maintaining auditor independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC. The Audit Committee selected Ernst & Young LLP as the Company's principal independent accountants for 2023.

Audit Committee Pre-Approval Procedures

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. OGE Energy's Audit Committee follows procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the principal independent accountants for additional services not contemplated in the original pre-approval. In those instances, OGE Energy will obtain the specific pre-approval of the Audit Committee before engaging the principal independent accountants. The procedures require the Audit Committee to be informed of each service, and the procedures do not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

For 2022, 100 percent of the audit fees, audit-related fees and tax fees were pre-approved by the Audit Committee or the Chairman of the Audit Committee pursuant to delegated authority.

Audit Committee

J. Michael Sanner, Chair

Peter D. Clarke, Member

David L. Hauser, Member

David E. Rainbolt, Member

27 OGE Energy Corp. 2023 Proxy Statement

EXECUTIVE OFFICERS' COMPENSATION

The following discussion and analysis is intended to present the material principles underlying our executive compensation policies and decisions and the key factors relevant to an analysis of those policies and decisions.

COMPENSATION DISCUSSION AND ANALYSIS

The five Named Executive Officers in the Summary Compensation Table on page 41 are as follows:

Sean Trauschke, Chairman of the Board, President and Chief Executive Officer of the Company and of OG&E
W. Bryan Buckler, Chief Financial Officer of the Company and of OG&E
William H. Sultemeier, General Counsel, Corporate Secretary and Chief Compliance Officer of the Company and of OG&E
Donnie O. Jones, Vice President, Utility Operations of OG&E
Cristina F. McQuistion, Vice President, Corporate Responsibility & Stewardship of the Company and of OG&E

Executive Summary. Three key components of compensation for our executive officers are salary, annual incentive awards under our Annual Incentive Plan and long-term awards under our Stock Incentive Plan. The Company's compensation principles are premised on providing competitive and, at the same time, reasonable levels of compensation. For 2022, with the exception of one officer who was 11 percent above median due to a change in position, the sum of each Named Executive Officer's salary, target award under our Annual Incentive Plan and target long-term award for the three-year period ending December 31, 2024 under our Stock Incentive Plan, as determined by the Compensation Committee in February 2022, was set below or within five percent above the median amount for an executive with similar duties at that time in the Company Peer Group, which is described below. At last year's Annual Meeting of Shareholders, the compensation of our Named Executive Officers was approved by more than 90 percent of our shareholders who voted. Although the results of this vote occurred after the Compensation Committee took action to set 2022 compensation, the results of the vote at last year's Annual Meeting of Shareholders were reviewed by the Compensation Committee and, in light of the more than 90 percent approval, the Compensation Committee determined that no significant changes to its executive compensation practices for 2022 were warranted other than those implemented in February 2022 and described below.

Our executive compensation program recognizes that our senior executives are in a position to directly influence the Company's achievement of targeted results and strategic initiatives. For this reason, as an individual's position and responsibilities increase, a greater portion of the officer's compensation is at risk and consists of performance-based compensation whose payout is dependent on the achievement of performance objectives. This is shown by the level of 2022 salaries, annual incentive awards and long-term incentive awards set for the Named Executive Officers. For 2022, a Named Executive Officer's base salary comprised 18 percent to 45 percent of their targeted total direct compensation (i.e., salary plus targeted annual incentive compensation and targeted long-term incentive compensation for 2022). Assuming achievement of a target level of performance for each Named Executive Officer's performance-based compensation, approximately 43 percent to 60 percent of total direct compensation represented performance-based compensation. Long-term incentive awards for our Named Executive Officers for 2020 and 2021 consisted of 75 percent performance units and 25 percent time-based restricted stock units. In 2022, the Compensation Committee increased the portion of time-based restricted stock units to 35 percent of the long-term incentive awards.

Our executive compensation program is designed to reward executives with a highly-competitive level of compensation during years of excellent Company performance and, conversely, in years of below-average performance, for their compensation to be below competitive levels. As explained in more detail below, (i) due to performance above the maximum level for one of the performance goals and above the minimum level for certain of the remaining performance goals set by the Compensation Committee for the one-year performance period ended December 31, 2022, the Named Executive Officers received in March 2023 a payout of approximately 99 percent of their target 2022 Annual Incentive Plan awards, (ii) due to performance above the minimum level for the performance goal set by the Compensation Committee for the three-year performance period ended December 31, 2022, the Named Executive Officers (other than Mr. Buckler, who joined the Company on January 1, 2021) received a payout of their target 2020 performance-based long-term incentive awards of approximately 56 percent and (iii) based on employment at December 31, 2022, the Named Executive Officers (other than Mr. Buckler) received in January 2023 a payout of 100 percent of their 2020 time-based long-term incentive awards. The Company believes that it sets challenging performance

28 OGE Energy Corp. 2023 Proxy Statement

targets as illustrated by the incentive compensation actually paid to our Named Executive Officers. Over the last five years, Named Executive Officers (other than Mr. Buckler) have averaged an Annual Incentive Plan payout of approximately 97 percent of their target awards. Over the last five years, the Named Executive Officers (other than Mr. Buckler) have averaged a payout of approximately 99 percent of their long-term incentive awards.

For 2022, payouts of the awards under the Annual Incentive Plan to our executive officers are entirely performance-based with an individual having the opportunity to earn from 0 percent to 150 percent of his or her targeted award depending on the level of achievement of Company performance goals set by the Compensation Committee in February 2022. For the Named Executive Officers and each other officer of the Company, payout of the Company performance goals for 2022 set by the Compensation Committee were the same for each officer and were based: 40 percent on the earnings of OG&E (the "OG&E Earnings Target"), 30 percent on an operations and maintenance expense target for various business units of the Company and OG&E (the "O&M Target"), 15 percent on a safety target of the Company and OG&E (the "Safety Target") and 15 percent on several customer-related and operational goals (the "Customer/Operations Target"). In prior years, the CEO and CFO had a higher percentage of their targeted award based on the earnings target, but in the recognition of the impending exit from the midstream business and the renewed focus on the electric company, the Compensation Committee determined that the percentages for all officers, including the Named Executive Officers, should be the same.

With respect to the level of performance of the performance goals set by the Compensation Committee for 2022, the Company exceeded the maximum level of performance on the OG&E Earnings Target and exceeded the minimum level of performance on the O&M Target, the Safety Target and the combined Customer/Operations Target. This level of performance caused each Named Executive Officer to receive approximately 99 percent of their 2022 targeted annual awards under the Annual Incentive Plan.

Compensation for 2022 for the Named Executive Officers (other than Mr. Buckler, who did not join the Company until January 2021) also included possible payouts of the long-term awards made to them in early 2020 for the three-year performance period ending December 31, 2022. Payouts of 75 percent of the 2020 long-term awards were tied to the Company's relative total shareholder return ("TSR") over the three-year period ending December 31, 2022, and payouts of the remaining 25 percent were time-based restricted stock units that became fully vested on December 31, 2022 assuming employment at that time. Payouts of the awards based on TSR are entirely performance-based with an individual having the opportunity to earn from zero to 200 percent of his or her targeted award depending on the relative level of achievement of the Company's TSR. The Company's TSR for the three years ending December 31, 2022 was at the 35th percentile of the approximately 40 utility holding companies and gas and electric utilities in the Edison Electric Institute of U.S. Shareholder-Owned Electric Utilities (the "EEI Index"). Based on such level of achievement, each Named Executive Officer (other than Mr. Buckler) received an approximately 56 percent payout of their 2020 target TSR performance award. As part of Mr. Buckler's employment arrangement, upon joining the Company as Chief Financial Officer in January 2021, Mr. Buckler received a grant of performance units based on TSR over a two-year period of January 1, 2021 to December 31, 2022. Based on the level of achievement over this two-year period, Mr. Buckler received an approximately 191 percent payout of this target TSR performance award. Each Named Executive Officer (other than Mr. Buckler) received 100 percent payout of the time-based restricted stock units granted in 2020 as those units fully vested at December 31, 2022. As part of his employment arrangement, Mr. Buckler also was granted in 2021 restricted stock units that had a three-year vesting schedule with 57 percent of the units vesting on February 28, 2021, 34 percent of the units vesting on February 28, 2022 and nine percent of the units vesting on February 28, 2023. As of December 31, 2022, Mr. Buckler has received 91 percent payout of these time-based restricted stock units.

As noted above, the Named Executive Officers also received long-term awards under the Stock Incentive Plan in February 2022 with payouts, if any, to occur in 2025 after the end of the three-year period ending on December 31, 2024. Payouts of 65 percent of these awards are performance-based and will be tied to the Company's TSR during the performance period compared to the TSR during the same period of the companies (approximately 40 companies) in the EEI Index. Payout of the remaining 35 percent of these long-term awards is time-based and consists of restricted stock units that will vest on December 31, 2024, assuming continued employment through the period. These awards are described in more detail below under "Long-Term Incentive Compensation" on page 34.

As explained below, the Named Executive Officers also participate in various retirement, health plans and programs that are generally available to all full-time employees of the Company and receive limited perquisites. The foregoing Executive Summary is subject to the following detailed explanation of the Company's executive compensation practices and policies.

General. The Compensation Committee administers our executive compensation program. Our executive compensation program is premised on two basic principles. First, our overall compensation levels must be sufficiently competitive to attract and retain talented leaders. At the same time, we believe that compensation should be set at reasonable and responsible levels,

29 OGE Energy Corp. 2023 Proxy Statement

consistent with our continuing focus on controlling costs. Second, our executive compensation program should include a significant portion that is performance-based and should align the interests of our executives with those of our shareholders and customers. The Compensation Committee uses the same compensation principles and policies in setting the compensation of the CEO as it uses in setting the compensation for the other executive officers.

Three key components of our executive compensation program for 2022 are salary, annual incentive awards under our Annual Incentive Plan and long-term incentive awards under our Stock Incentive Plan. The Stock Incentive Plan was approved by our shareholders, with the most recent approval occurring at the Annual Meeting of Shareholders in 2022. The Compensation Committee's intent in setting salaries is to pay competitive rates based on an individual's responsibilities, experience and level of performance. The annual incentive awards and a large portion of the long-term incentive awards of an executive's compensation are directly linked to performance. Payouts of these portions of an executive's compensation are placed at risk and require the accomplishment of specific results that are designed to benefit our shareholders and the Company, both in the long and short term. Specifically, awards under the Annual Incentive Plan provide officers an opportunity to earn an annual cash incentive for achieving specified Company performance-based goals established for the year. These Company performance goals typically are tied to earnings and measures of operating performance to promote our mission to deliver safe, reliable, resilient and affordable energy to our customers. The long-term awards under the Stock Incentive Plan consist of two components. One component, accounting for 35 percent of the long-term incentive award, consists of restricted stock units that will vest on December 31, 2025, assuming continued employment through that date. The other component, consisting of performance units, accounts for the remaining 65 percent of the awards. The performance units are equity-based, and payout is dependent upon the relative performance of the Company's TSR as compared to companies in the EEI Index.

An important part of the Compensation Committee's process in setting executive compensation pay levels is a market analysis of executive pay levels. The Compensation Committee utilizes Mercer, a nationally recognized compensation consulting firm, to assist it in performing this task. The Compensation Committee works with Mercer to select recommended peer groups to be used by the Compensation Committee as part of the market analysis in setting executive compensation.

The following peer group (the "Company Peer Group") was used by the Compensation Committee for purposes of 2022 compensation for all executive officers of the Company:

ALLETE, Inc.	Evergy, Inc.
Alliant Energy Corp.	Eversource Energy
Ameren Corp.	IDACORP, Inc.
AVANGRID Inc.	NiSource Inc.
Black Hills Corp.	ONE Gas Inc.
CenterPoint Energy, Inc.	Pinnacle West Capital Corporation
CMS Energy Corp.	PNM Resources Inc.
DTE Energy Company	Portland General Electric Company

The companies comprising the Company Peer Group were selected because each company met a majority of the following specific criteria relevant to the Company: (i) size determined by market value and assets (0.5 times to 2.5 times relative to the Company); (ii) a market value to revenue of less than 2.0 times; (iii) business mix of reportable business segments for utility and natural gas operations; and (iv) geographic location and markets served. The Compensation Committee annually reviews with Mercer and the Company's management the Company Peer Group and, since 2008, has made relatively few changes to the peer group except as a result of changes resulting from merger and acquisition activities or other significant corporate changes. As explained below, the criteria for selecting peer companies is focused on size (particularly market value), business mix and geographic location.

As noted above, the Compensation Committee retained Mercer in 2021 as its compensation consultant for 2022. For 2022, senior management, in making recommendations on compensation, and the Compensation Committee, in making decisions on compensation, used as a primary guideline the median market pay data provided by Mercer of the Company Peer Group for all officers of the Company and OG&E. This market pay data for an executive is intended to represent what would be paid to a hypothetical, seasoned performer in a job having similar responsibilities and scope to the executive in question. However, actual compensation recommendations by senior management and decisions on compensation by the Compensation Committee can vary from this market data for numerous reasons, including an individual's performance, experience level and internal equity.

30 OGE Energy Corp. 2023 Proxy Statement

An individual's performance for a particular year is judged through an annual performance evaluation, which involves, for each member of senior management (other than the CEO), a scoring by such individual's supervisor of various competencies, including the individual's management skills, business knowledge and achievement of various performance and development objectives set at the beginning of the year. The annual performance evaluations are reviewed with the Compensation Committee and are used by the CEO in making compensation recommendations to the Compensation Committee. The Compensation Committee also conducted an annual performance evaluation of the CEO.

The Compensation Committee met in November 2021 and set each executive officer's 2022 salary and, subject to potential adjustment at its meeting in February 2022, each executive officer's target annual incentive award and target long-term incentive awards for 2022. These amounts set by the Compensation Committee were based primarily on the individual's annual performance evaluation and on the comparable amounts shown at the median for an executive officer with similar duties in the Company Peer Group. The target annual and long-term incentive awards for each officer were expressed as percentages of salary.

While setting the target annual incentive and long-term incentive awards is an important part of the executive compensation process, critical attention is also given to setting the relevant Company performance goals for such awards. This critical part of the annual incentive process sets the level of achievement of the Company performance goals that ultimately will determine the amount, if any, of the possible payouts of the target annual incentive awards and target performance units.

Following a discussion of the recommendations by the Company's CEO, the Compensation Committee at its February 2022 meeting set the target levels of performance of the 2022 performance goals at or above the target levels for 2021. These Company performance goals for executive officers are described in detail below and were intended to align the executive's interests with our shareholders by having achievement of Company performance goals be directly beneficial to our shareholders or indirectly beneficial to our shareholders by being tied to operational measures that result in improvements in our operations. At its February 2022 meeting, the Compensation Committee also approved the form of the long-term compensation awards for the executive officers, which consisted of performance units based on TSR during the three-year period ending December 31, 2024 and restricted stock units whose payout was dependent upon continued employment through December 31, 2024.

In setting the executive compensation for any given year, the Compensation Committee historically (including 2022) has not looked to compensation earned by executives in prior years, including amounts realized from grants in prior years of annual incentive awards or long-term incentive awards. The primary reasons are that our executive compensation program seeks to have all components of executive compensation be competitive, and the portions of an executive's compensation that could vary materially from year to year are primarily performance-based. As a result, high levels of executive compensation in a particular year historically have resulted from excellent Company performance, which the Compensation Committee believed did not warrant a reduction in future compensation levels or in our compensation principles. There also is no established policy or target for the allocation between either cash and non-cash or annual and long-term compensation. Rather, the Compensation Committee reviews market pay information from Mercer in determining the appropriate level and mix of incentive compensation.

As indicated above, our senior management and, in particular, our CEO, played an important part in setting 2022 executive compensation. Besides developing recommendations for the Company performance goals that needed to be met for payouts of 2022 annual incentive awards and long-term incentive awards, he reviewed with the Compensation Committee at its November 2021 meeting the performance evaluations of each officer (other than himself). He also reviewed and discussed with the Compensation Committee at its November 2021 meeting his recommendations for each officer of 2022 salaries, target annual incentive awards and target long-term incentive awards. As noted above, the CEO's performance evaluation and the setting of his potential salary, target annual incentive award and target long-term incentive award were conducted by the Compensation Committee without any members of management present. The Compensation Committee's performance evaluation of the CEO, along with his 2022 salary, target annual incentive award and target long-term incentive award, were reviewed by the Compensation Committee with all independent members of the Board.

The following three sections illustrate the application of our executive compensation principles and discuss in detail the salaries, annual incentives and long-term compensation of the Named Executive Officers that were approved by the Compensation Committee and were paid in connection with 2022 compensation.

Base Salary. As explained above, the base salaries for our executive officers in 2022 were designed to be competitive with the Company Peer Group. Base salaries of our executive officers were determined based primarily on an individual's annual performance evaluation, using as a guideline the salaries at the median of the range for executives with similar duties in the Company Peer Group. Senior management recognized the existing business environment when making recommendations to the Compensation Committee for 2022 base salaries. After considering all factors for these recommendations, the salaries of executive officers for 2022 were approved by the Compensation Committee in November 2021. The 2022 base salary amounts

31 OGE Energy Corp. 2023 Proxy Statement

and percentage increase approved by the Compensation Committee in November 2021 for the Named Executive Officers are presented in the following table.

	2022 Base Salary	2021 Base Salary	Percentage Increase
Sean Trauschke	$1,103,135	$1,071,005	3.0%
W. Bryan Buckler	$466,400	$440,000	6.0%
William H. Sultemeier	$473,800	$460,000	3.0%
Donnie O. Jones	$404,700	$355,000	14.0%
Cristina F. McQuistion	$334,750	$325,000	3.0%

The 2022 base salary for each of the Named Executive Officers ranged from 16 percent below to eight percent above the median salary of an executive with similar duties in the Company Peer Group.

Annual Incentive Compensation. Annual incentive awards with respect to 2022 performance were made under the Annual Incentive Plan to executive officers and director-level employees. The plan provides participants with annual incentive awards, the payment of which is dependent entirely on the achievement of the Company performance goals that, for 2022, were established by the Compensation Committee in February 2022. The Company also has a similar plan, the Short-Term Incentive Plan, that provides similar opportunities to all full-time employees who do not participate in the Annual Incentive Plan. The performance goals established by the Compensation Committee for the executive officers under the Annual Incentive Plan were the same as those established for all the other full-time employees under the Short-Term Incentive Plan to provide consistent incentivization for all employees to promote Company success.

The amount of the award for each executive officer was expressed as a percentage of salary paid during 2022 (the "targeted amount"), with the officer having the ability, depending upon achievement of the Company performance goals, to receive from 0 percent to 150 percent of such targeted amount. For the Named Executive Officers, the targeted amounts (and the change from 2021) were as follows: Mr. Trauschke, 110 percent of his 2022 salary (unchanged); Mr. Buckler, 70 percent of his 2022 salary (unchanged); Mr. Sultemeier, 65 percent of his 2022 salary (unchanged); Mr. Jones, 70 percent of his 2022 salary (increased from 65 percent) and Ms. McQuistion, 45 percent of her 2022 salary (unchanged). Except for one officer who was approximately six percent above the median, the targeted amount expressed as a percentage of salary for each of these individuals was set at the median level of such award granted to a comparable executive in the Company Peer Group. Also, as noted above, potential payouts of targeted amounts are dependent entirely on achievement of Company performance goals set by the Compensation Committee. For 2022, those performance goals for each of the Named Executive Officers were based: 40 percent on the OG&E Earnings Target, 30 percent on the O&M Target, 15 percent on the Safety Target and 15 percent on the Customer/Operations Target.

The Company's performance goals reflect our aim to deliver safe, reliable, resilient and affordable energy to our customers. These goals also promote our sustainable business model by focusing on workforce development and improving our community through providing reliable and affordable energy. Examples of how key performance measures for the annual incentive compensation align include:

•
Safety Target: Promotes providing energy in a safe environment while reducing serious injuries and engaging employees to continually improve their work environment

•
Customer/Operations Target: SAIDI (an industry-wide metric for outages and grid reliability), Equivalent Forced Outage Rate (generation uptime to ensure that our plants do not experience unplanned outages) and Escalent surveys (ranking goals for the residential/business customer satisfaction perception) are metrics designed to promote and recognize the importance and value of delivering reliable and affordable energy while developing our economy, improving the communities we serve and empowering the lives of our customers

•
O&M Target: Supports delivery of reliable, resilient and affordable energy for customers and contributes to the Company's sound financial policies

•
OG&E Earnings Target: Aligns pay outcomes with shareholder value

For each Company performance goal, the Compensation Committee established a minimum level of performance (below which no payout would be made), a target level of performance (at which a 100 percent payout would be made) and a maximum

32 OGE Energy Corp. 2023 Proxy Statement

level of performance (at or above which a 150 percent payout would be made). The following table shows the minimum, target and maximum levels of performance for the 2022 Company performance goals set for the Named Executive Officers in 2022 (which are the same target measures for all full-time employees), the actual level of performance (as calculated pursuant to the terms of the awards), and the percentage payout of the targeted amount based on the performance (as calculated pursuant to the terms of the awards) and as authorized by the Compensation Committee:

	Minimum	Target	Maximum	Actual Performance	% Payout
OG&E Earnings Target	$1.85/share	$1.92/share	$1.99/share	$2.19	150%
O&M Target	$411 million	$398 million	$385 million	$401.1 million	89%
Safety Target (Recordable Incident Rate)	0.51	0.27	0.00	(A)	58%
Customer/Operations Target (B)
SAIDI (25%)	138 minutes	124 minutes	111 minutes	(C)	22%
Escalent Surveys
Cogent Syndicated Residential Score (25%)	Top half (50th percentile)	Top quarter (75th percentile)	Top score (100th percentile)	Did not meet	0%
Cogent Syndicated Business Score (25%)	Top half (50th percentile)	Top quarter (75th percentile)	Top score (100th percentile)	Did not meet	0%
Equivalent Forced Outage Rate (25%)	(D)	(D)	(D)	(D)	78%
(A)
Results were calculated based on a quarterly recordable incident rate with results of 0.92, 0.18, 0.18 and 0.59 for the first, second, third and fourth quarter of 2022, respectively. As a result, the first, second, third and fourth quarters resulted in a 0 percent, 29 percent, 29 percent and 0 percent payout, respectively, for a total payout of 58 percent.
(B)
The weightings for Customer/Operations Target are SAIDI - 25.0 percent, Escalent - 50.0 percent (split evenly between Business and Residential score) and Equivalent Forced Outage Rate - 25.0 percent. After applying these weightings, the overall Customer/Operations Target payout was 25 percent.
(C)
Results were calculated based on a quarterly recordable average interruption duration rate with minimum performance levels of 22 minutes for the first quarter, 46 minutes for the second quarter, 42 minutes for the third quarter and 28 minutes for the fourth quarter; target performance levels of 20 minutes for the first quarter, 41 minutes for the second quarter, 38 minutes for the third quarter and 25 minutes for the fourth quarter; and maximum performance levels of 18 minutes for the first quarter, 37 minutes for the second quarter, 34 minutes for the third quarter and 22 minutes for the fourth quarter. Actual results were 28 minutes, 59 minutes, 39 minutes and 35 minutes for the first, second, third and fourth quarters, respectively. As a result, the first, second, third and fourth quarters resulted in a 0 percent, 0 percent, 86 percent and 0 percent payout, respectively, for a payout of 22 percent. After applying the 25 percent weighting, the total SAIDI payout was five percent.
(D)
Performance is measured at the generation unit level. For the coal units, the minimum, target and maximum performance levels were 6.1 percent, 4.6 percent and 3.2 percent, with actual performance not meeting the minimum level of performance. For the gas combined cycle units, the minimum, target and maximum performance levels were 2.9 percent, 1.7 percent and 1.1 percent, with actual performance exceeding the target level of performance. For the older gas units, the minimum, target and maximum performance levels were 13.5 percent, 9.6 percent and 4.6 percent with respect to the Seminole Units and Muskogee 4 and 5, and were 19.7 percent, 14.2 percent and 7.3 percent with respect to Horseshoe Lake Units 6, 7 and 8, in each case with actual performance exceeding the minimum level of performance. For the simple cycle units, the minimum, target and maximum performance levels were 9.5 percent, 3.2 percent and 0.9 percent, with actual performance exceeding the minimum level of performance. For wind renewables, the minimum, target and maximum performance levels were 5.3 percent, 2.6 percent and 1.5 percent, with actual performance exceeding the minimum level of performance. Based on the weightings for generation type as discussed below, the payout for Equivalent Forced Outage Rate was 78 percent. After applying the 25 percent weighting, the total Equivalent Forced Outage Rate payout was 22 percent.

The target levels of performance of the above 2022 Company performance goals were set at or above the target levels for 2021, subject to the calculation changes discussed below.

•
Calculations of the OG&E Earnings Target and the O&M Target were derived from the amounts reported in the Company's 2022 financial statements, with the OG&E Earnings Target being the reported net income of OG&E for the year ended December 31, 2022, divided by the diluted average common shares outstanding for 2022 of the Company and with the O&M Target being specific O&M expenses for various business units of the Company and OG&E other than designated

33 OGE Energy Corp. 2023 Proxy Statement

operating, maintenance and other expenses that were approved by the Oklahoma Corporation Commission for recovery through a rider or similar mechanism.
•
The Safety Target was based on recordable incident rates, which are derived from the Federal Occupational Safety and Health Act of 1970 standards for reportable injuries.
•
The Customer/Operations Target consists of the following three goals: (i) SAIDI (System Average Interruption Duration Index), which is used by many electric utilities as an indicator of reliability and which measures the average duration of specified electric outages per customer served, and is calculated on a quarterly basis, (ii) Escalent surveys, which are the results of the surveys conducted by Escalent that are intended to measure the level of customer satisfaction primarily by the customers of larger electric utilities, including OG&E, serving the Southern Region of the United States, and (iii) Equivalent Forced Outage Rate, which generally measures the occurrence of unscheduled outages of OG&E's electric generating units that result in the unit having to shut down or to operate at a lower capacity. For 2022, the Compensation Committee added wind renewables to the methodology to calculate the Equivalent Forced Outage on an individual unit basis. Each unit's final payout will be weighted based upon the unit capacity and fuel type weighting at 37.5 percent, 42.5 percent, five percent, 10 percent and five percent for coal, combined cycle, gas legacy, simple cycle, and wind renewable, respectively.

At the time of setting the OG&E Earnings Target and the O&M Target, the Compensation Committee specifically authorized limited exceptions to be used in calculating the achievement of these performance goals, including, for example, the exclusion of any increases or decreases in revenues or expenses in excess of $5 million from the enactment after February 23, 2022 of any new federal or state law, the exclusion of any increases or decreases in revenues or expenses from any change in accounting principles occurring after 2021, the exclusion of certain net gains or losses in 2022 from the sale, other disposition or impairment of any business or asset and O&M and other expenses aggregating in excess of $250,000 in 2022 incurred in connection with a transaction involving a sale or purchase price in excess of $10 million or a net book value in excess of $10 million. Although weather can create significant variability in both short-term and long-term incentive performance goals, the Compensation Committee does not normalize the actual results for weather.

The Company believes that those exceptions, which were set by the Compensation Committee at the same time the 2022 Company performance goals were set in February 2022, were appropriate as they represented items that were outside the Company's control, that were one-time events or that are not indicative of the Company's operating performance. The percentage of the targeted amount that an executive officer ultimately received based on 2022 performance was subject to being decreased, but not increased, at the discretion of the Compensation Committee. For 2022, based on target levels established by the Compensation Committee, corporate performance exceeded the maximum level of performance on the OG&E Earnings Target and exceeded the minimum level of performance on the O&M Target, the Safety Target and the combined Customer/Operations Target, as shown by the table above. Based on this level of achievement, the Compensation Committee approved payouts under the Annual Incentive Plan to the Company's Named Executive Officers of approximately 99 percent of their targeted amounts, representing approximately 45 percent to 109 percent of their earned base salaries. Payouts under the Annual Incentive Plan are in cash, and the amounts paid to the Company's Named Executive Officers are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 41.

Long-Term Incentive Compensation. Long-term incentive awards also were made in 2022 under our Stock Incentive Plan. The Plan provides for the grant of any or all of the following types of awards: stock options, SARs, restricted stock, restricted stock units and performance units; however, the Compensation Committee has not granted stock options or SARs since 2004 and has no intention to issue stock options or SARs in the foreseeable future. For 2022, the Compensation Committee set a targeted amount of long-term incentive compensation to be awarded each executive officer, which amount was expressed as a percentage of the individual's 2022 salary. For 2022, the targeted amount ranged from 75 percent to 360 percent of the 2022 salaries for executive officers. Historically, the long-term incentive compensation for the Company's executive officers had been below, including in some cases significantly below, the median level of such awards granted to comparable executives in the Company Peer Group. For the Named Executive Officers, the 2022 targeted amounts of long-term incentive compensation and the changes from 2021 were as follows: Mr. Trauschke, 360 percent of his 2022 salary (an increase from 320 percent); Mr. Buckler, 150 percent (no change); Mr. Sultemeier, 130 percent of his 2022 salary (no change); Mr. Jones, 130 percent of his 2022 salary (an increase from 110 percent) and Ms. McQuistion, 75 percent of her 2022 salary (no change). The targeted amount expressed as a percentage of salary for each of these individuals was set from 34 percent below to eight percent above the median of the level of such award granted to a comparable executive in the Company Peer Group.

Since 2019, the Compensation Committee has used performance units with payout based on the relative TSR of the Company's Common Stock over a three-year period compared to the EEI Index (the "TSR Performance Goal") and restricted stock units that will vest over a three-year period, assuming continued employment through the period. In 2022, however, the

34 OGE Energy Corp. 2023 Proxy Statement

Compensation Committee increased the allocation of the restricted stock units from 25 percent of the long-term incentive awards to 35 percent, which reduced the allocation of the performance units based on the TSR Performance Goal to 65 percent of the long-term incentive awards.

The 2022 awards were granted to executive officers on February 22, 2022, immediately following the Compensation Committee's meeting on such date. The total number of long-term incentive units granted was determined by taking the targeted amount of the executive's long-term compensation (expressed as a percentage of the executive's approved 2022 base salary, and as determined above) and dividing that amount by $35.88, which was the average of the high and low price of a share of the Company's Common Stock on the business day prior to Compensation Committee approval on February 22, 2022. The total number of long-term incentive units granted to each executive was then multiplied by (i) 65 percent to provide the number of performance units to be granted and (ii) 35 percent to provide the number of restricted stock units to be granted. Using this valuation method, the Named Executive Officers received a number of performance units and restricted stock units with an aggregate value at the date of grant from 75 percent to 360 percent of their approved 2022 base salaries. At the end of the performance period on December 31, 2024, the Compensation Committee will determine the number of 2022 performance units, if any, that have been earned ("Earned Performance Units") based on the level of achievement of the TSR Performance Goal. Payouts of the Earned Performance Units will be in shares of the Company's Common Stock equal in number to the Earned Performance Units plus a cash payment equal to the amount of dividends that would have been paid during the performance period on such number of shares of the Company's Common Stock. This payment of dividend equivalents will be made only with respect to Earned Performance Units, and dividend equivalents will not be paid on any unearned performance units. Following the end of the period, payouts of the restricted stock units that have vested will be made be in shares of the Company's Common Stock equal in number to the vested restricted stock units plus a cash payment equal to the amount of dividends that would have been paid during the period on such number of shares of the Company's Common Stock.

Terms of 2022 Performance Units Based on TSR Performance Goal. The terms of the performance units granted to each executive officer in 2022 entitle the officer to receive from 0 percent to 200 percent of the performance units granted depending upon the Company's TSR over the three-year period ending December 31, 2024 (defined as share price increase (decrease) since December 31, 2021, plus dividends paid during the three-year period, divided by share price at December 31, 2021) measured against the TSR for such period of a peer group selected by the Compensation Committee. The peer group for measuring the Company's TSR performance consists of approximately 40 electric utility holding companies and electric utilities in the EEI Index. At the end of the performance period on December 31, 2024, the terms of these performance units provide for payout of 100 percent of the performance units initially granted if the Company's TSR is at the 50th percentile of the peer group, with higher payouts for performance above the 50th percentile up to 200 percent of the performance units granted if the Company's TSR is at or above the 90th percentile of the peer group. The terms of these performance units provide for payouts of less than 100 percent of the performance units granted if the Company's TSR is below the 50th percentile of the peer group, with a 25 percent payout for performance at the 25th percentile and no payout for performance below the 25th percentile.

Terms of 2022 Restricted Stock Units. The restricted stock units have a vesting or restricted period that ends December 31, 2024. The restricted stock units will be forfeited if the participant terminates employment with the Company prior to the end of such restricted period, other than due to a change of control, or, solely at the discretion of the Compensation Committee, upon death, disability, retirement or involuntary termination. As soon as practicable following December 31, 2024 (and in any event no later than March 15, 2025), restricted stock units that have vested will be paid out in shares of the Company's Common Stock equal in number to the vested restricted stock units plus a cash payment equal to the amount of dividends that would have been paid during the period on such number of shares of the Company's Common Stock.

Payout of 2020 Performance Units. At the Compensation Committee's meeting in February 2023, the Committee determined payouts to executive officers of the 2020 performance units awarded to them in February 2020 as part of their long-term compensation for 2020. Payout of 75 percent of the long-term incentives awarded in 2020 was dependent on the achievement of a Company performance goal based on the Company's relative TSR for the three-year period ended December 31, 2022 as compared to the TSR for the same period of each of the utility holding companies and gas and electric utilities in the EEI Index. For each of the 2020 performance units, the Compensation Committee established a minimum level of performance (below which no payout would be made), a target level of performance (at which a 100 percent payout would be made) and a maximum level of performance (at or above which a 200 percent payout would be made).

35 OGE Energy Corp. 2023 Proxy Statement

The following table shows the minimum, target and maximum levels of performance set by the Compensation Committee in February 2020 for the 2020 performance units based on TSR and the percentage payout based on the actual level of performance:

	Minimum	Target	Maximum	Actual Performance	% Payout
Total Shareholder Return	25th percentile of peer group	50th percentile of peer group	90th percentile of peer group	Above 25th percentile of peer group	55.54%

The Company's TSR for the three-year period ending December 31, 2022 was at the 35th percentile of the peer group. This level of performance resulted in an approximately 56 percent payout of the 2020 performance units, which is reflected in the Stock Awards - Value Realized on Vesting column of the 2022 Option Exercises and Stock Vested Table on page 43.

As discussed previously, Mr. Buckler did not join the Company until 2021 and, accordingly, did not receive a grant of 2020 performance units. However, in connection with joining the Company as Chief Financial Officer in January 2021, Mr. Buckler received a grant of performance units based on TSR over a two-year period of January 1, 2021 to December 31, 2022. Based on the level of achievement over this two-year period, Mr. Buckler received an approximately 191 percent payout of this target TSR performance award.

Payout of 2020 Restricted Stock Units. The 2020 restricted stock units vesting or restricted period ended December 31, 2022. As long as a participant's employment with the Company was not terminated prior to the end of such restricted period, that participant's restricted stock units vested and were paid out on January 3, 2023 in shares of the Company's Common Stock equal in number to the vested restricted stock units. The payouts of the 2020 restricted stock units are reflected in the Stock Awards - Value Realized on Vesting column of the 2022 Option Exercises and Stock Vested Table on page 43.

Mr. Buckler did not receive any 2020 restricted stock units. However, in 2021 he received a grant of restricted stock units that had a three-year vesting schedule with 57 percent of the units vesting on February 28, 2021, 34 percent of the units vesting on February 28, 2022 and nine percent of the units vesting on February 28, 2023. Mr. Buckler has satisfied all of the vesting conditions, and his restricted stock units vested and were paid out as scheduled.

CEO Compensation. The 2022 compensation for Mr. Trauschke consisted generally of the same components as the compensation for other executive officers and was based on the same compensation principles and policies that were used in setting compensation for other executive officers, including an evaluation of Mr. Trauschke's performance. After considering all factors and recommendations in setting Mr. Trauschke's 2022 compensation in December 2021, the Compensation Committee set Mr. Trauschke's salary for 2022 at $1,103,135, which represented a three percent increase from 2021, kept his targeted award under the Annual Incentive Plan at 110 percent of his 2022 salary and increased his targeted amount of long-term compensation from 320 percent to 360 percent of his 2022 salary. The overall result was that Mr. Trauschke's approved 2022 salary, targeted award under the Annual Incentive Plan and targeted amount of long-term compensation on a combined basis was three percent above the median of such aggregated amount for a CEO in the Company Peer Group. Like other Named Executive Officers, Mr. Trauschke's targeted amount of long-term compensation was awarded in performance units and restricted stock units based on the closing price of the Company's Common Stock on February 22, 2022, and resulted in the grant of 71,944 performance units and 38,739 restricted stock units to Mr. Trauschke. The terms of these performance units and restricted stock units are identical to those awarded other executives of the Company and are described above.

As a result of 2022 performance of the corporate goals described above, Mr. Trauschke was entitled to a payout of $1,205,189 under the Annual Incentive Plan, representing approximately 99 percent of his targeted award and 109 percent of his salary paid in 2022. Like other executive officers, Mr. Trauschke received in February 2023 a payout of approximately 56 percent of performance units previously granted to Mr. Trauschke in February 2020 based on the Company's TSR for the three years ended December 31, 2022. All 19,125 of the restricted stock units granted to Mr. Trauschke in 2020 vested at December 31, 2022 and were paid out on January 3, 2022 in shares of the Company's Common Stock equal in number to the vested restricted stock units. These payouts are reflected in the Stock Awards - Value Realized on Vesting column of the 2022 Option Exercises and Stock Vested Table on page 43.

CEO Pay Ratio. As required by the rules of the SEC, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Sean Trauschke, our Chairman, President and CEO.

36 OGE Energy Corp. 2023 Proxy Statement

In order to identify the "median employee" from our employee population, we compared the amount of gross earnings as of December 31, 2022 as reflected in our payroll records, which includes all salary, wages and short and long-term incentive payments received during 2022. We included all employees, whether employed on a full-time or part-time basis, with the exclusion of interns. We did not make any assumptions, adjustments, or estimates with respect to such compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2022. As permitted by the rules of the SEC, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year, provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to the pay ratio disclosure. We have selected a new "median employee" for purposes of calculating the CEO pay ratio for 2022, as the previous calculation was completed three years ago.

For our median employee, we combined all of the elements of such employee's compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $122,364. With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column (column (j)) of our 2022 Summary Compensation Table included in this Proxy Statement on page 41. The annual total compensation of our CEO, as reported in the Summary Compensation Table included below, was $7,303,589. Based on this information, for 2022, the ratio of the annual total compensation of Mr. Trauschke, our CEO, to the median of the annual total compensation of all employees was 60 to 1.

We believe that the pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The pay ratio may vary over time as officer compensation is more variable and includes more "at risk" components of compensation than that of our median employee, due to the compensation of our officers depending more heavily on the actual performance of the Company. Further, in years when a new median employee is selected, the ratio may vary if the previously selected median employee had promoted within the organization after initial selection.

Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported for our company.

Other Benefits. As noted above, the key components of our executive compensation program are salary, annual incentive awards and long-term incentive awards. A significant amount of our employees, including executive officers, are eligible to participate in our qualified defined benefit retirement plan ("Pension Plan") and certain employees are eligible to participate in the Company's supplemental retirement plan to the Pension Plan ("Restoration of Retirement Income Plan") that enables participants, including executive officers, to receive the same benefits that they would have received under the Company's Pension Plan in the absence of limitations imposed by the federal tax laws. In addition, the supplemental executive retirement plan ("SERP"), which originally was adopted in 1993 and most recently amended in 2021, provides a supplemental executive retirement plan in order to attract and retain lateral hires or other executives designated by the Compensation Committee who may not otherwise qualify for a sufficient level of benefits under the Company's Pension Plan and Restoration of Retirement Income Plan. The SERP is an unfunded plan that is not subject to the benefit limits imposed by the Internal Revenue Code. Mr. Trauschke was designated as a participant in the SERP in 2019 and currently is the only employee of the Company that participates in the SERP. For additional information on the Pension Plan, Restoration of Retirement Income Plan and the SERP (including the 2021 amendment to the SERP), see the 2022 Pension Benefits Table on page 44.

Almost all employees of the Company, including executive officers, also are eligible to participate in our 401(k) Plan. Participants may contribute each pay period any whole percentage between two percent and 75 percent of their compensation, as defined in the 401(k) Plan, for that pay period. Participants who have attained age 50 before the close of a year are allowed to make additional contributions referred to as "Catch-Up Contributions," subject to certain limitations of the Internal Revenue Code of 1986 ("Code"). Participants may designate, at their discretion, all or any portion of their contributions as: (i) a before-tax contribution under Section 401(k) of the Code subject to the limitations thereof; (ii) an after-tax Roth contribution; or (iii) a contribution made on a non-Roth after-tax basis. The 401(k) Plan also includes an eligible automatic contribution arrangement and provides for a qualified default investment alternative consistent with the U.S. Department of Labor regulations. Participants may elect, in accordance with the 401(k) Plan procedures, to have their future salary deferral rate to be automatically increased annually on a date and in an amount as specified by the participant in such election. For employees hired or rehired on or after December 1, 2009, the Company contributes to the 401(k) Plan, on behalf of each participant, 200 percent of the participant's contributions up to five percent of compensation. The Company contribution for employees hired or rehired before December 1, 2009 varies depending on the participant's hire date, election with respect to participation in the Pension Plan and, in some cases, years of service.

37 OGE Energy Corp. 2023 Proxy Statement

No Company contributions are made with respect to a participant's Catch-Up Contributions, rollover contributions, or with respect to a participant's contributions based on overtime payments, pay-in-lieu of overtime for exempt personnel, special lump-sum recognition awards and lump-sum merit awards included in compensation for determining the amount of participant contributions. Once made, the Company's contribution may be directed to any available investment option in the 401(k) Plan. The Company match contributions vest over a three-year period. After two years of service, participants become 20 percent vested in their Company contribution account and become fully vested on completing three years of service. In addition, participants fully vest when they are eligible for normal or early retirement under the Pension Plan, in the event of their termination due to death or permanent disability or upon attainment of age 65 while employed by the Company or its affiliates. The Company also maintains a nonqualified Deferred Compensation Plan that is described below under "2022 Nonqualified Deferred Compensation Table."

The Company also offers executive officers a limited amount of perquisites. These include payment of social membership dues at dining and country clubs for certain executive officers, an annual physical exam for all executive officers, a relocation program and, in the case of Mr. Trauschke, use of a Company car. The relocation program is offered through a third-party relocation company for employees who relocate at the Company's request and, in appropriate circumstances, to new employees who relocated in connection with their employment by the Company. The relocation program provides for various levels of benefits. For full-time employees above a certain pay level (i.e., a salary at or above approximately $60,000 per year), the program covers the cost of most of the reasonable expenses associated with relocation, including, but not limited to, costs of selling a current residence, home finding, temporary living and transportation and storage of household goods. The value of the perquisites received by each executive officer was less than $10,000 in 2022. The Compensation Committee reviews annually the perquisites provided to officers and believes that the perquisites provided to officers in 2022 were reasonable.

In connection with Mr. Buckler's appointment as Chief Financial Officer in January 2021, the Company and Mr. Buckler entered into an employment arrangement, the terms of which previously have been described and the provisions that affected 2022 compensation or that otherwise remain operative are summarized as follows. Mr. Buckler was entitled to a cash signing and retention bonus of $175,000, payable in three installments, with $25,000 payable on the first pay period after his start date of January 1, 2021, $50,000 payable on the first pay period following December 31, 2021 and the remaining $100,000 payable on the first pay period following December 31, 2022 (provided, in each case, he was still employed). Mr. Buckler has satisfied the employment conditions and, as a result, has received all $175,000 of such bonus. Mr. Buckler also received an award of three grants of long-term incentive awards under the OGE Energy Corp. 2013 Stock Incentive Plan and consisted of a combination of performance units and time-based restricted stock units. These long-term incentive awards are described in more detail above under "Long-Term Incentive Compensation" on page 34. As of January 1, 2022, all of the provisions of the arrangement with Mr. Buckler became subject to change by the Company, other than the foregoing provision to pay Mr. Buckler his retention payments.

Change-of-Control Agreements and other Arrangements. None of the Company's executive officers has an employment agreement with the Company. Each of the executive officers has a change of control agreement that becomes effective upon a change of control. As explained in detail below under the heading "Potential Payments upon Termination or Change of Control," if an executive officer's employment is terminated by the Company "without cause" following a change of control, the executive officer is entitled to the following payments: (i) all accrued and unpaid compensation and a prorated annual incentive payout and (ii) a severance payment equal to 2.99 times the sum of such officer's (a) annual base salary and (b) highest recent annual incentive payout. The change of control agreements are considered to be double trigger agreements because payment will only be made following a change of control and termination of employment. The 2.99 times multiple for change-of-control payments was selected because at the time it was considered standard. Although many companies also include provisions for tax gross-up payments to cover any excise taxes on excess parachute payments, the Company's Board of Directors decided not to include this additional benefit in the Company's agreements. Instead, as explained on page 52, under the Company's agreements if the excise tax would be imposed, the change-of-control payments will be reduced to a point where no excise tax would be payable, if such reduction would result in a greater after-tax payment. Previously, the Company had change of control agreements in place that contained the ability for the executive to terminate voluntarily for any reason during the 30-day period immediately following the one-year anniversary of the change of control. This type of provision, sometimes referred to as a modified double-trigger, was eliminated for executives hired after January 1, 2009 and, with the consent of the affected executives, was eliminated in February 2012 for executive officers hired prior to January 1, 2009.

For more information regarding the change of control agreements, please see "Potential Payments upon Termination or Change of Control" below.

In addition, pursuant to the terms of the Company's incentive compensation plans, upon a change of control, all performance units will vest and be paid out immediately in cash as if the applicable performance goals had been satisfied at target levels; all

38 OGE Energy Corp. 2023 Proxy Statement

restricted stock units will vest and be paid out immediately in cash; and any annual incentive award outstanding for the year in which the participant's termination occurs for any reason, other than cause, within 24 months after the change of control will be paid in cash at target level on a prorated basis.

Stock Ownership Guidelines. In an effort to further align management's interests with those of the shareholders, the Compensation Committee recommended, and the Board of Directors has adopted, stock ownership guidelines for the officers of the Company and the Company's Board of Directors. The Compensation Committee reviews the stock ownership guidelines each year, and has, from time to time, revised such guidelines. The Compensation Committee believes that linking a significant portion of an officer's current and potential future net worth to the Company's success, as reflected in the ownership of the Company's Common Stock and the price of the Company's Common Stock, helps to ensure that officers have a stake similar to that of the Company's shareholders. The share ownership guideline for each executive is based on the executive's position. For 2022, the guideline for Chairman and CEO was 5.0 times base salary, and the guidelines for other Company officers (including the other Named Executive Officers) ranged from 2.0 to 3.0 times their base salaries. Each executive is expected to achieve the applicable ownership guideline within five years of his or her most recent promotion. Similar guidelines are in place for members of the Board of Directors at a level equal to the aggregate of their five most recent annual equity retainer grants.

Financial Restatement. It is the Board of Directors' policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustment to any cash or equity-based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive. Clawback policies are in place, giving the Company the right to pursue and recoup incentive awards that were earned based on certain financial results that were subsequently the subject of certain restatements.

No Hedging. Our insider trading policy prohibits our directors, executive officers and other designated persons from engaging in hedging or monetization transactions with respect of the Company's securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds.

No Share Recycling Under Stock Incentive Plan. The Company may not reissue any shares under the Plan that the Company retains as payment of the exercise price of stock options or SARs or to satisfy the withholding or employment taxes due upon the grant, exercise, vesting or distribution of stock options or SARs. The Company has never issued SARs under its existing or any prior Stock Incentive Plan and has not issued any stock options since 2004. The Compensation Committee has no intention of authorizing the issuance of stock options or SARs in the foreseeable future.

Risk Assessment. The profile of our compensation programs is designed to motivate performance while not promoting behaviors that create undue risk. Specifically, the Compensation Committee reviews, with the assistance of Mercer, its compensation consultant, various factors that balance performance and risk in establishing executive compensation programs, setting compensation levels and selecting performance goals for payouts of annual awards under the Company's Annual Incentive Plan and long-term goals under the Company's Stock Incentive Plan. Specifically, awards under the Annual Incentive Plan provide officers an opportunity to earn an annual cash incentive payout for achieving specified Company performance-based goals established for the year. These Company performance goals typically are tied to earnings and measures of operating performance. Awards under the Stock Incentive Plan are equity-based and, for the performance-based components, require the achievement, typically over a three-year period, of specific Company performance goals that are tied directly to the performance of the Company's Common Stock or to factors that affect the performance of the Company's Common Stock. The Compensation Committee believes that the following features of our policies and practices serve to mitigate material risks arising from our compensation policies and practices:

•
Performance goals are clear, easily identifiable and are based on measures that are generally accepted in the industry, such as earnings, operating and maintenance expenses and TSR.
•
Long-term incentives have three-year vesting periods to encourage long-term decision making and value creation.
•
The Company's annual and long-term plans were approved by shareholders.
•
The plans have limits on maximum payouts.
•
The calculations of the level of performance for determining amount of payouts are checked and confirmed by Internal Audit.
•
The Compensation Committee must approve the payouts and can reduce the payouts.

39 OGE Energy Corp. 2023 Proxy Statement

•
Our stock ownership guidelines are designed to promote executive officers having a substantial stake in the Company so that executives' interests are long-term in nature and therefore aligned with shareholders.
•
Clawback policies are in place, giving us the right to pursue and recoup incentive awards that were earned based on certain financial results that were subsequently the subject of certain restatements.

Tax and Accounting Issues.

Deductibility of Executive Compensation. A federal tax law (Section 162(m)) currently limits our ability to deduct certain executives' compensation in excess of $1,000,000. The 2017 Tax Cuts and Jobs Act eliminated an exception to this deduction limitation for "performance-based compensation" generally, and we do not expect to have further compensation arrangements that will be able to qualify for certain grandfather provisions regarding the deductibility of "performance-based compensation" under this exception. The Compensation Committee reserves the right to pay compensation that exceeds Section 162(m)'s deductibility limit.

Nonqualified Deferred Compensation. The Company's various employee plans comply with the tax rules applicable to nonqualified deferred compensation arrangements. A more detailed discussion of the Company's nonqualified deferred compensation arrangements is provided below under the heading "2022 Nonqualified Deferred Compensation Table."

40 OGE Energy Corp. 2023 Proxy Statement

SUMMARY COMPENSATION TABLE

The following table provides information regarding compensation paid or to be paid by us or any of our subsidiaries to the president and CEO, the chief financial officer and the three other most highly compensated executive officers at December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
S. Trauschke	2022	$1,103,128	$—	$4,340,655	$—	$1,205,189	$496,397	$158,220	$7,303,589
Chairman, President and Chief	2021	$1,071,013	$—	$3,981,998	$—	$1,344,346	$1,521,438	$112,839	$8,031,634
Executive Officer of	2020	$1,112,206	$—	$3,017,543	$—	$599,907	$542,985	$148,042	$5,420,683
the Company
B. Buckler	2022	$466,398	$50,000	$764,655	$—	$324,259	$—	$71,692	$1,677,004
Chief Financial Officer	2021	$406,158	$25,000	$961,214	$—	$324,427	$—	$155,203	$1,872,002
of the Company	2020
W. Sultemeier	2022	$473,803	$—	$673,200	$—	$305,878	$—	$72,947	$1,525,828
General Counsel, Corporate	2021	$459,992	$—	$694,817	$—	$330,569	$—	$65,102	$1,550,480
Secretary and Chief Compliance	2020	$473,040	$—	$521,425	$—	$167,759	$—	$73,350	$1,235,574
Officer of the Company
D. Jones	2022	$404,706	$—	$575,039	$—	$281,368	$—	$32,465	$1,293,578
Vice President, Utility	2021	$332,846	$—	$412,809	$—	$239,196	$—	$30,816	$1,015,667
Operations of OG&E	2020	$332,014	$—	$253,357	$—	$99,631	$20,075	$30,287	$735,364
C. McQuistion	2022	$334,755	$—	$274,401	$—	$149,615	$—	$51,387	$810,158
Vice President, Corporate	2021	$325,000	$—	$283,240	$—	$161,694	$—	$42,470	$812,404
Responsibility & Stewardship
of the Company
(1)
For 2022, amounts in this column reflect the grant date fair value amount of equity-based performance units and restricted stock units granted. The grant date fair value amount of the performance units is based on a probable value of these awards, or target value, of 100 percent payout. The grant date fair value of the restricted stock units is based on 100 percent payout at vesting. The grants of long-term incentives consisted of (i) 65 percent in the form of performance units, the payout of which is dependent upon the Company's TSR over a three-year period measured against the TSR for such period by a peer group selected by the Compensation Committee and (ii) 35 percent in the form of restricted stock units that vest, assuming continued employment through the three-year vesting period. In the case of TSR, the performance units will pay out from 0 to 200 percent of the target amount, depending upon performance of the applicable performance goal. The assumptions used in the valuation are discussed in Note 6 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2022. Assuming achievement of the performance goals at the maximum level of 200 percent for performance units based on TSR and 100 percent for restricted stock units, the grant date fair value of the units granted in 2022 and included in this column would be: Mr. Trauschke, $7,297,554; Mr. Buckler, $1,285,556; Mr. Sultemeier, $1,131,793; Mr. Jones, $966,763 and Ms. McQuistion, $461,324.
(2)
Amounts in this column reflect payments under our Annual Incentive Plan for achievement of 2022 performance goals.
(3)
Amounts in this column reflect the actuarial increase in the present value of the Named Executive Officers benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in Note 11 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2022 and includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested. Messrs. Buckler and Sultemeier are not eligible to participate in the Pension Plan.
(4)
Amounts in this column for 2022 reflect: (i) for Mr. Trauschke, $146,849 (401(k) Plan and Deferred Compensation Plan), $1,509 (insurance premiums) and $9,862 (use of a company car, payment of social membership dining and country club dues and payment for an annual physical exam); (ii) for Mr. Buckler, $70,323 (401(k) Plan and Deferred Compensation Plan) and $1,369 (insurance premiums); (iii) Mr. Sultemeier, $70,591 (401(k) Plan and Deferred Compensation Plan), $1,356 (insurance premiums) and $1,000 (payment for an annual physical exam); (iv) Mr. Jones, $30,500 (401(k) Plan and Deferred Compensation Plan), $1,215 (insurance premiums) and $750 (payment for an annual physical exam); and (v) Ms. McQuistion, $49,645 (401(k) Plan and Deferred Compensation Plan), $1,071 (insurance premiums) and $671 (payment for an annual physical exam). A significant portion of the insurance premiums reported for each of these individuals is for life insurance policies and such premiums are recovered by the Company from the proceeds of the policies. Amounts shown as 401(k) Plan and Deferred Compensation Plan represent Company contributions for the individual under those plans.

41 OGE Energy Corp. 2023 Proxy Statement

Amounts in the column include the value of the perquisites for the Named Executive Officers, but, in each instance the amount was less than $10,000 in 2022.

Grants of Plan-Based Awards Table for 2022

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
S. Trauschke		$—	$1,213,441	$1,820,161					N/A	N/A
	2/22/22				—	71,944	143,888	38,739			$4,340,655
B. Buckler		$—	$326,479	$489,718					N/A	N/A
	2/22/22				—	12,674	25,348	6,824			$764,655
W. Sultemeier		$—	$307,972	$461,958					N/A	N/A
	2/22/22				—	11,158	22,316	6,008			$673,200
D. Jones		$—	$283,294	$424,941					N/A	N/A
	2/22/22				—	9,531	19,062	5,132			$575,039
C. McQuistion		$—	$150,640	$225,960					N/A	N/A
	2/22/22				—	4,548	9,096	2,449			$274,401
(1)
Amounts in columns (c), (d) and (e) represent the minimum, target and maximum amounts that would be payable pursuant to the 2022 annual incentive awards made under the Annual Incentive Plan. The terms of such awards, including the performance measures and targets, are discussed in the Compensation Discussion and Analysis above. For 2022, payouts of these annual incentive awards were made in cash and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)
Amounts in columns (f), (g) and (h) represent awards of performance units under the Company's Stock Incentive Plan. As discussed in the Compensation Discussion and Analysis above, the terms of the performance units entitle the officer to receive from 0 percent to 200 percent of the performance units granted depending upon the Company's TSR over the three-year period ending December 31, 2024 measured against the TSR for such period of a peer group selected by the Compensation Committee. All payouts of such performance units will be made in shares of the Company's Common Stock. For additional information regarding the terms of such performance units, including the payout targets and the composition of the peer group, see the Compensation Discussion and Analysis above.
(3)
Amounts in column (i) represent restricted stock units that have a vesting or restricted period that ends December 31, 2024. Restricted stock units that have vested will be paid out in shares of the Company's Common Stock equal in number to the vested restricted stock units plus a cash payment equal to the amount of dividends that would have been paid during the period on such number of shares of the Company's Common Stock. For additional information regarding the terms of such restricted stock units, see the Compensation Discussion and Analysis above.
(4)
Amounts reflect the grant date fair value based on a probable value of the performance units awards, or target value, of 100 percent payout, and based on 100 percent payout at vesting for the restricted stock awards.

For 2022, "Salary" for the Named Executive Officers accounted for approximately 18 percent to 45 percent of total direct compensation (i.e., salary plus targeted annual and long-term incentive compensation), while at risk compensation accounted for approximately 55 percent to 82 percent of total direct compensation, assuming achievement of a target level of performance for each Named Executive Officer's performance-based compensation and assuming 100 percent payout at vesting for restricted stock units.

42 OGE Energy Corp. 2023 Proxy Statement

Outstanding Equity Awards at 2022 Fiscal Year-End Table

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
S. Trauschke	—	—	—	N/A	N/A	38,739	(4)	$1,532,127	71,944	(6)	$2,845,385
						27,383	(5)	$1,082,998	82,148	(7)	$3,248,953
B. Buckler	—	—	—	N/A	N/A	6,824	(4)	$269,889	12,674	(6)	$501,257
						5,212	(5)	$206,135	14,382	(7)	$568,808
W. Sultemeier	—	—	—	N/A	N/A	6,008	(4)	$237,616	11,158	(6)	$441,299
						4,778	(5)	$188,970	14,334	(7)	$566,910
D. Jones	—	—	—	N/A	N/A	5,132	(4)	$202,971	9,531	(6)	$376,951
						2,839	(5)	$112,282	8,516	(7)	$336,808
C. McQuistion	—	—	—	N/A	N/A	2,449	(4)	$96,858	4,548	(6)	$179,873
						1,948	(5)	$77,043	5,843	(7)	$231,091
(1)
There are no stock options outstanding.
(2)
The number of units is based on achieving target performance resulting in payout of 100 percent of target.
(3)
Values were calculated based on a $39.55 closing price of the Company's Common Stock, as reported on the NYSE at December 30, 2022 (as the market was closed on December 31, 2022).
(4)
These amounts represent restricted stock units for the vesting period January 1, 2022 through December 31, 2024.
(5)
These amounts represent restricted stock units for the vesting period January 1, 2021 through December 31, 2023. Mr. Buckler was also granted restricted stock units on January 4, 2021, and 418 of such units vested on February 28, 2023.
(6)
These amounts represent performance units for the performance period January 1, 2022 through December 31, 2024.
(7)
These amounts represent performance units for the performance period January 1, 2021 through December 31, 2023.

2022 Option Exercises and Stock Vested Table

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Share Value Realized on Vesting ($)(3)	Dividend Equivalents on Share Value Realized ($)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
S. Trauschke	—	$—	50,991	$2,016,694	$239,550	$2,256,244
B. Buckler	—	$—	7,295	$284,792	$21,907	$306,699
W. Sultemeier	—	$—	8,811	$348,475	$41,393	$389,868
D. Jones	—	$—	4,281	$169,314	$20,112	$189,426
C. McQuistion	—	$—	3,596	$142,222	$16,893	$159,115
(1)
There are no stock options outstanding.
(2)
Amounts represent payouts of the 2020 performance units based on TSR and 2020 time-based restricted stock units, other than for Mr. Buckler. As explained above, the Company's performance for the three-year performance period ended December 31, 2022 was above the minimum level of performance for the TSR, resulting in a payout of approximately 56 percent of the 2020 performance units. For Mr. Buckler, the amounts represent the 34 percent of his restricted stock units awarded on January 4, 2021 which vested on February 28, 2022, as described above. Further, as explained above, Mr. Buckler also received a grant of performance units based on TSR over a two-year period of January 1, 2021 to December 31, 2022. The Company's performance over that two-year period was above the target level of performance for the TSR, resulting in an approximately 191 percent payout of that award. Number of shares acquired on vesting indicates gross shares and does not contemplate shares withheld for the payment of income taxes.

43 OGE Energy Corp. 2023 Proxy Statement

(3)
Values were calculated based on a $39.55 closing price of the Company's Common Stock, as reported on the NYSE at December 30, 2022 (as the market was closed on December 31, 2022). For Mr. Buckler’s restricted stock units that vested on February 28, 2022, the value was calculated using $37.20 per share, which was the average of the high and low price of a share of the Company's Common Stock as reported on the NYSE on such date.

2022 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
S. Trauschke	Qualified Plan	13.67	$186,902	$—
	Restoration Plan	13.67	$685,083	$—
	SERP	4.00	$2,764,970	$—
B. Buckler	Qualified Plan	—	$—	$—
	Restoration Plan	—	$—	$—
W. Sultemeier	Qualified Plan	—	$—	$—
	Restoration Plan	—	$—	$—
D. Jones	Qualified Plan	14.50	$15,985	$—
	Restoration Plan	—	$—	$—
C. McQuistion	Qualified Plan	14.25	$21,120	$—
	Restoration Plan	14.25	$82	$—
(1)
Generally, a participant's years of credited service are based on his or her years of employment with the Company. However, under the SERP, years of service will commence no earlier than January 1, 2019.
(2)
Amounts in this column reflect the present value of the Named Executive Officers benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in Note 11 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2022, and includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested.

Employees hired or rehired on or after December 1, 2009 do not participate in the Pension Plan but are eligible to participate in the 401(k) Plan where, for each pay period, the Company contributes to the 401(k) Plan, on behalf of each participant, 200 percent of the participant's contributions up to five percent of compensation. As discussed above, employees hired or rehired before December 1, 2009 are also eligible to participate in the 401(k) Plan, and the Company contribution for each such participant varies depending on the participant's hire date, election with respect to participation in the Pension Plan and, in some cases, years of service.

Retirement benefits under the Pension Plan are payable to participants upon normal retirement (at or after age 65) or early retirement (at or after attaining age 55 and completing five or more years of service), to former employees after reaching retirement age (or, if elected, following termination) who have completed three or more years of service before terminating their employment and to participants after reaching retirement age (or, if elected, following termination) upon total and permanent disability. The benefits payable under the Pension Plan are subject to maximum limitations under the Code. Should benefits for a participant exceed the permissible limits of the Code or should the participant defer compensation to the Company's nonqualified Deferred Compensation Plan discussed below, the Restoration of Retirement Income Plan will provide benefits through a lump-sum distribution following retirement as provided in the Restoration of Retirement Income Plan, which benefits shall be actuarially equivalent to the amounts that would have been, but cannot be, payable to such participant annually under the Pension Plan because of the Code limits or deferrals to the nonqualified Deferred Compensation Plan. The Company and its subsidiaries fund the estimated benefits payable under the Restoration of Retirement Income Plan through contributions to a grantor trust for the benefit of those employees who will be entitled to receive payments under the Restoration of Retirement Income Plan.

In November 2019, the Board of Directors amended and restated the SERP, to, among other things, change the benefit formula under the SERP and designated Sean Trauschke, Chairman, President and Chief Executive Officer of OGE Energy as a participant in the SERP. Mr. Trauschke is currently the only participant in the SERP. The SERP was further amended in August 2021 to increase the benefit amount payable under the SERP, as discussed below.

The SERP, which was originally adopted in 1993, is an unfunded supplemental executive retirement plan that is not subject to the benefit limits imposed by the Code. The SERP, as amended in August 2021, will provide to designated participants a retirement benefit at or after age 60 equal to the actuarial equivalent of 2.90 percent (increased from the previous actuarial equivalent of 1.32 percent) of the participant's average compensation (equal to base salary, plus target amount of annual incentive

44 OGE Energy Corp. 2023 Proxy Statement

award in effect) during his or her final 36 months of employment, multiplied by his or her years of service (or portions thereof). For this purpose, years of service commence upon the later to occur of the participant's commencement of employment with the Company or January 1, 2019. SERP payments will be made in a lump sum after becoming eligible for benefits and following termination, as provided in the SERP, in an amount equal to the actuarial equivalent of the monthly annuity.

2022 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)
S. Trauschke	$468,995	$139,509	$(774,656)	$—	$5,075,043
B. Buckler	$23,320	$39,823	$(1,043)	$—	$62,100
W. Sultemeier	$19,719	$39,437	$(14,862)	$—	$318,666
D. Jones	$—	$—	$(117,963)	$—	$556,811
C. McQuistion	$73,825	$30,326	$(196,851)	$—	$1,668,334
(1)
All executive and registrant contributions in the last fiscal year are reported as compensation to such executive officer in the Summary Compensation Table on page 41. The specific aggregate amounts reported for each of such officers is: S. Trauschke, $608,504; B. Buckler, $63,143; W. Sultemeier, $59,156; D. Jones, $0 and C. McQuistion, $104,151.
(2)
Reflects the following amounts for each of the following executive officers that were reported as compensation to such executive officer in prior Summary Compensation Tables: S. Trauschke, $5,241,195; B. Buckler, $0; W. Sultemeier, $274,372; D. Jones, $674,774 and C. McQuistion, $1,761,034.

The Company provides a nonqualified deferred compensation plan which is intended to be an unfunded plan. The plan's primary purpose is to provide a tax-deferred capital accumulation vehicle for a select group of management, highly compensated employees and non-employee members of the Board of Directors of the Company and to supplement such employees' 401(k) Plan contributions as well as offering this plan to be competitive in the marketplace. Eligible employees who enroll in the plan have the following deferral options: (i) eligible employees may elect to defer up to a maximum of 70 percent of base salary and 100 percent of annual incentive awards; or (ii) eligible employees may elect a deferral percentage of base salary and annual incentive awards based on the deferral percentage elected for a year under the 401(k) Plan with such deferrals to start when maximum deferrals to the qualified 401(k) Plan have been made because of limitations in that plan. Eligible directors may also elect to defer up to a maximum of 100 percent of directors' annual cash retainer.

The Company matches employee (but not non-employee director) deferrals to make up for any match lost in the 401(k) Plan because of deferrals to the deferred compensation plan and to allow for a match that would have been made under the 401(k) Plan on that portion of either the first six percent of total compensation or the first five percent of total compensation, as applicable, depending on prior participant elections, deferred that exceeds the limits allowed in the 401(k) Plan. Matching credits vest based on years of service, with full vesting after three years or, if earlier, on retirement, disability, death, a change in control of the Company or termination of the plan.

45 OGE Energy Corp. 2023 Proxy Statement

Deferrals, plus any Company match, are credited to a recordkeeping account in the participant's name. Earnings on the deferrals are indexed to the assumed investment funds selected by the participant. In 2022, those investment options (and investment returns) included:

Investment Fund Option	Investment Return
Company Common Stock Fund	7.62%
VIF Money Market (Goldman Sachs)	1.58%
VIT Total Return Admin (PIMCO)	(14.30)%
American Century VP	(13.08)%
VIT Value Svc (MFS)	(6.14)%
Stock Index Initial (BNY Mellon)	(18.32)%
IS Growth 2 (American Funds)	(29.94)%
Mid Cap Value Portfolio (American Century)	(1.19)%
Janus Henderson VIT	(16.15)%
Small Cap (Dimensional Fund Advisors)	(4.21)%
VIF Small Company Growth (Vanguard)	(25.35)%
VIT II International Value Svc (MFS)	(23.75)%
IS International 2 (American Funds)	(20.79)%
Model Portfolio – Conservative (The Newport Group)	(11.74)%
Model Portfolio – Moderate/Conservative (The Newport Group)	(13.93)%
Model Portfolio – Moderate (The Newport Group)	(15.16)%
Model Portfolio – Moderate/Aggressive (The Newport Group)	(16.34)%
Model Portfolio – Aggressive (The Newport Group)	(17.63)%

As noted in the table above, The Newport Group, the administrator of the plan, provides five model portfolios using the investment options in the Company's Deferred Compensation Plan to span the risk profile from conservative to aggressive. The conservative portfolio is constructed to provide higher expected returns than a money market fund while only taking 10 percent to 30 percent of the risks associated with the stock market. The moderate/conservative portfolio is designed to provide modest expected portfolio growth while taking only 30 percent to 50 percent of the short-term risk associated with the stock market. The moderate portfolio is managed to provide expected capital appreciation over a market cycle. This portfolio will experience 50 percent to 70 percent of the risks associated with the stock market. The moderate/aggressive portfolio is managed to be a diversified stock portfolio that includes a fixed income component to reduce volatility. The portfolio will experience 70 percent to 90 percent of the risks associated with the stock market. Over the long term, the aggressive portfolio is intended to provide for the maximum expected long-term growth of capital. This portfolio will take 100 percent of the risks associated with the stock market.

Normally, payments under the deferred compensation plan begin within one year after retirement. For these purposes, normal retirement age is 65, and the minimum age to qualify for early retirement is age 55 with at least five years of service. Benefits will be paid, at the election of the participant, either in a lump sum or a stream of annual payments for up to 15 years, or a combination thereof. Participants whose employment terminates before they qualify for retirement will receive their vested account balance in one lump sum following termination as provided in the plan. Participants also will be entitled to pre- and post-retirement survivor benefits. If the participant dies while in employment before retirement, his or her beneficiary will receive a payment of the account balance plus a supplemental survivor benefit equal to two times the total amount of base salary and annual incentive payments deferred under the plan. If the participant dies following retirement, his or her beneficiary will continue to receive the remaining vested account balance. Additionally, eligible surviving spouses will be entitled to a lifetime survivor annuity payable annually. The amount of the annuity is based on 50 percent of the participant's account balance at retirement, the spouse's age and actuarial assumptions established by the Company's Plan Administration Committee.

At any time prior to retirement, a participant may withdraw all or part of amounts attributable to his or her vested account balance under the deferred compensation plan at December 31, 2004, subject to a penalty of 10 percent of the amount withdrawn. In addition, at the time of the initial deferral election, a participant may elect to receive one or more in-service distributions on

46 OGE Energy Corp. 2023 Proxy Statement

specified dates without penalty. Hardship withdrawals, without penalty, may also be permitted at the discretion of the Company's Plan Administration Committee.

Pay Versus Performance

As required by recent changes to SEC rules, we are providing the following information about the relationship between executive compensation and certain measures of financial performance of our Company. SEC rules prescribe the disclosure included in this section, and the information does not necessarily align with how the Company or the Compensation Committee view the link between the Company's performance and its NEOs' pay. The Compensation Discussion and Analysis provides additional information about our pay-for-performance philosophy and how we align executive compensation with our performance. As described in more detail in our Compensation Discussion and Analysis, the Company's annual incentive awards and a large portion of the long-term incentive awards that comprise a significant portion of an executive's compensation are directly linked to performance. Payouts of these portions of an executive's compensation are placed at risk and require the accomplishment of specific results that are designed to benefit our shareholders and the Company, both in the long and short term. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table below. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Company Total Shareholder Return ($)(2)	Peer Group Total Shareholder Return ($)(2)(3)	Net Income ($)	CSM: OG&E Earnings Per Share (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$7,303,589	$10,942,870	$1,326,642	$1,706,080	$102.19	$118.48	$665,700,000	$2.19
2021	$8,031,634	$9,075,580	$1,312,638	$1,430,758	$94.95	$116.89	$737,300,000	$1.80
2020	$5,420,683	$850,957	$1,166,864	$259,131	$75.05	$99.10	$(173,700,000)	$1.70
(1)
During 2022, 2021 and 2020, Sean Trauschke was our Chief Executive Officer. During 2022 and 2021, our remaining Named Executive Officers ("NEOs") consisted of W. Bryan Buckler, William H. Sultemeier, Donnie O. Jones and Cristina F. McQuistion. During 2020, our remaining NEOs consisted of Stephen E. Merrill, E. Keith Mitchell, William H. Sultemeier, Jean C. Leger, Jr. and Donnie O. Jones.
(2)
Both Company Total Shareholder Return and Peer Group Total Shareholder Return assume $100 invested at December 31, 2019.
(3)
As permitted by the SEC, the Company's peer group selected for this pay versus performance disclosure is the S&P Composite Utilities 1500 Index, which is the same peer group as presented in the Company's 2022 Form 10-K for purposes of Item 201(e) of Regulation S-K.
(4)
"OG&E Earnings Per Share" represents the Company's annual incentive compensation plan's "OG&E Earnings Target," which is the reported net income of OG&E for the year ended December 31, 2022, divided by the diluted average common shares outstanding for 2022 of the Company. See the Compensation Discussion and Analysis above for further discussion.

The amounts shown for compensation actually paid ("CAP") have been calculated in accordance with SEC rules and do not reflect compensation actually earned, realized or received by the Company's NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in the tables below. The following tables set forth the adjustments made during each year represented in the table above to arrive at CAP to our principal executive officer ("PEO") and non-PEO NEOs during 2022, 2021 and 2020.

47 OGE Energy Corp. 2023 Proxy Statement

Adjustments to Determine CAP for PEO	2022	2021	2020
Summary Compensation Table (SCT) Total	$7,303,589	$8,031,634	$5,420,683

Adjustments to arrive at CAP:
Deduction for change in the actuarial present values reported under column (h) of the SCT	(496,397)	(1,521,438)	(542,985)
Increase for "Service Cost" for Pension Plans	1,054,455	720,288	518,763
Increase for "Prior Service Cost" for Pension Plans	—	1,356,957	—
Deduction for amounts reported under column (e) in the SCT	(4,340,655)	(3,981,998)	(3,017,543)
Fair value of current year equity awards at year-end	5,189,760	5,242,151	1,815,345
Change in value of prior years' awards unvested at year-end	1,304,511	(10,710)	(1,275,900)
Change in value of prior years' awards that vested during current year	688,057	126,658	(2,406,394)
Deduction of value of prior years' awards that were forfeited during year	—	(971,494)	—
Dividends	239,550	83,532	338,988
Total adjustments	3,639,281	1,043,946	(4,569,726)

CAP Total	$10,942,870	$9,075,580	$850,957

Adjustments to Determine CAP for Non-PEO NEOs	2022	2021	2020
Summary Compensation Table (SCT) Total	$1,326,642	$1,312,638	$1,166,864

Adjustments to arrive at CAP:
Deduction for change in the actuarial present values reported under column (h) of the SCT	—	—	(64,087)
Increase for "Service Cost" for Pension Plans	—	—	60,538
Deduction for amounts reported under column (e) in the SCT	(571,824)	(588,020)	(517,874)
Fair value of current year equity awards at year-end	683,682	747,322	232,943
Fair value of current year equity awards that vested during current year	—	19,585	—
Change in value of prior years' awards unvested at year-end	171,130	(875)	(180,006)
Change in value of prior years' awards that vested during current year	71,374	10,007	(404,331)
Deduction of value of prior years' awards that were forfeited during current year	—	(76,765)	(91,873)
Dividends	25,076	6,866	56,957
Total adjustments	379,438	118,120	(907,733)

CAP Total	$1,706,080	$1,430,758	$259,131

The three items listed below represent the most important financial metrics the Company used to determine CAP for 2022, as further described in our Compensation Discussion and Analysis above:

•
Relative TSR Performance Goal (performance units component of long-term incentive);
•
OG&E Earnings Target (earnings per share component of annual incentive); and
•
O&M Target (operation and maintenance expense component of annual incentive).

Other key metrics included as components of the NEOs' annual incentive compensation and considered by the Compensation Committee when determining the appropriate compensation for NEOs are the Safety Target and the Customer/Operations Target, as further described within the Compensation Discussion and Analysis above.

In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above. The following discussion describes the correlation between (i) the Company's TSR and the S&P Composite Utilities 1500 Index TSR ("Peer Group TSR"), (ii) PEO and other NEOs' CAP and the Company's TSR, (iii) PEO and other NEOs' CAP and Net Income and (iv) PEO and other NEOs' CAP and the company-selected metric of OG&E Earnings Target. The following discussion also includes supplemental information regarding PEO and other NEOs' CAP and the Company's 3-year cumulative relative TSR ("rTSR"). In addition to the impacts described below, we believe compensation actually paid for non-PEO NEOs fluctuated between years as three of the NEOs included in our 2020 proxy statement retired and were replaced with less tenured NEOs in the 2021 and 2022 proxy statements.

The Company's TSR and Peer Group TSR. As presented in the Pay Versus Performance table above, the Company's TSR over the cumulative period of 2020 to 2022 is less than the Peer Group TSR. We believe this difference is primarily driven by the Company's previous midstream industry exposure through its investment in Enable Midstream Partners, LP ("Enable"). In early 2020, we believe the Company experienced a disproportionate impact compared to the utilities within the S&P Composite Utilities 1500 Index as a result of Enable's exposure to OPEC volatility, oil and gas supply/demand concerns related to COVID-19 and the subsequent 50 percent decrease in distributions by Enable. Further, in early 2020, the Company recorded a non-cash impairment on its equity method investment in Enable in light of the rapid deterioration of the midstream oil and gas industry, which significantly impacted the Company’s financial results for 2020. However, the Company's 2021 and 2022 single year TSR

48 OGE Energy Corp. 2023 Proxy Statement

outperformed the Peer Group TSR, as seen in the Pay Versus Performance table above when comparing the year over year change in both 2021 and 2022.

PEO and Other NEOs' CAP and the Company's TSR. As explained in the Compensation Discussion and Analysis above, approximately 43 percent to 60 percent of total direct compensation (assuming performance at target) of the NEOs is performance based. Of that amount, 52 percent to 68 percent (or 22 percent to 41 percent of targeted total compensation) is based on a three-year cumulative relative TSR. Accordingly, we believe that the compensation actually paid for the PEO and the other NEOs is aligned with our TSR. The primary reason for this is the use of equity incentives. This alignment is based on two factors. First, for our performance units, the number of units that are actually paid out is dependent solely upon our relative cumulative TSR. Second, for both the performance units and the restricted stock units, the dollar value of those units upon payout is directly tied to our stock price, which is a significant component of our TSR. As indicated in the Pay Versus Performance table above, for both the PEO and other NEOs, compensation actually paid in 2021 increased over 2020 and compensation actually paid in 2022 increased over 2021 just as our TSR in 2021 increased over 2020 and our TSR in 2022 increased over 2021.

PEO and Other NEOs' CAP and Net Income. As discussed above, in 2020, the Company recorded a non-cash impairment on its equity method investment in Enable, which resulted in a net loss for the year. In 2021, the Company's net income was impacted by a gain on transaction related to the Enable and Energy Transfer, LP ("Energy Transfer") merger. In 2022, the Company's net income was impacted by the change in fair value of Energy Transfer's equity securities, which were received by the Company as a result of the Enable/Energy Transfer merger. The Company does not use net income to determine compensation levels or long-term incentive plan payouts and, accordingly, there is not a significant direct correlation between net income and compensation actually paid. One component of the Company's annual incentive plan payouts is based on performance relative to an earnings per share target, thus a portion of the annual incentive compensation is tied to earnings. However, the Company has determined to place a significant emphasis on equity incentives as part of its long-term incentive compensation, which are sensitive to changes in stock price over a three-year period and not directly indicative of net income variations from year to year.

PEO and Other NEOs' CAP and OG&E Earnings Target. The PEO and other NEOs' compensation actually paid amounts are impacted by our company-selected measure, OG&E Earnings Target, which is part of the NEOs' annual incentive compensation and is based on actual performance relative to an earnings per share target established by the Compensation Committee at the beginning of the year. The OG&E Earnings Target is the most significantly weighted metric for NEO annual incentive compensation. In 2022, the NEOs' annual incentive compensation reflected a weighting of 40 percent for the OG&E Earnings Target, and in 2021 and 2020, the OG&E Earnings Target weighting was 50 percent for our Chief Executive Officer and Chief Financial Officer and was 40 percent for our remaining NEOs. For 2022, 32 percent to 48 percent of performance-based compensation (or approximately 20 percent of targeted total direct compensation) is based on the Annual Incentive Plan results. The OG&E Earnings Target is based on the earnings of OG&E and measured as earnings per diluted share of the Company. In 2020, Company performance relative to the OG&E Earnings Target did not result in a payout, and in 2021 and 2022, Company performance relative to the OG&E Earnings Target resulted in an approximately 114 percent and 150 percent payout, respectively, of the OG&E Earnings Target contribution to the overall Annual Incentive Plan payout. Earnings at OG&E are impacted by weather, and although weather can create significant variability in the Company's performance relative to the OG&E Earnings Target, the Compensation Committee does not normalize the actual results for weather. As indicated in the above Pay Versus Performance table, both the OG&E earnings per share and the compensation actually paid to the PEO and the other NEOs increased each year. This demonstrates that there is correlation between the Company's performance relative to the OG&E Earnings Target and compensation actually paid. However, because the OG&E Earnings Target represents only a portion of the targeted annual incentive compensation (which itself is a smaller part of targeted incentive compensation than targeted long term incentive compensation) and because the OG&E Earnings Target is not an equity award (and thus the value is not impacted by changes in stock price), the correlation is not as direct as with TSR and relative TSR.

PEO and Other NEOs' CAP and the Company's 3-year Cumulative rTSR. As discussed in the Compensation Discussion and Analysis above, the Company utilizes long-term incentive awards as part of NEO compensation. In 2020 and 2021, long-term incentive awards for our NEOs consisted of 75 percent performance units and 25 percent time-based restricted stock units. In 2022, the portion of time-based restricted stock units was increased to 35 percent of the long-term incentive awards. For performance units, payout is dependent upon rTSR, which is a 3-year cumulative relative TSR that the Company achieved compared to the peer group, which is the approximately 40 utility holding companies and gas and electric utilities in the EEI Index, as discussed above in the Compensation Discussion and Analysis. As a percentile ranking, the Company's rTSR for 2022, 2021 and 2020 was 35th, 19th and 41st, respectively. This level of performance resulted in an approximately 56 percent and 72 percent payout of performance-based units in 2022 and 2020, respectively, with no payout in 2021. The PEO and other NEOs' compensation actually paid amounts compared to 3-year cumulative rTSR indicates there is a strong relationship between rTSR and CAP, particularly moving from 2021 to 2022. For 2021, the increase in compensation actually paid to our PEO and other NEOs is largely impacted by the increase in the Company's stock price from December 31, 2020 ($31.86) to December 31, 2021

49 OGE Energy Corp. 2023 Proxy Statement

($38.38) and the related increased fair value measurement for performance-based units granted under the Company's Stock Incentive Plan. However, the time periods are not directly correlated, as the Company's rTSR in 2021 reflects the cumulative rTSR for 2019-2021, which the Company believes was significantly impacted by the midstream industry exposure as discussed above. Similar to what is discussed above relating to Company TSR, 52 percent to 68 percent of performance-based compensation (or 22 percent to 41 percent of targeted total direct compensation) is based on a three-year cumulative relative TSR. Accordingly, we believe that the compensation actually paid for the PEO and the other NEOs is aligned with our relative TSR. The number of performance units actually paid out under our Stock Incentive Plan is dependent solely upon our relative three-year cumulative TSR, and the dollar value of those units upon payout, as well as the dollar value of the restricted stock units upon payout, is directly tied to our stock price, which is a significant component of our relative TSR.

50 OGE Energy Corp. 2023 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee oversees (i) the compensation of the Company's directors and principal officers, (ii) the Company's executive compensation policy and (iii) the Company's benefit programs.

The Compensation Committee has six members, none of whom has any relationship to the Company that interferes with the exercise of his or her independence from management and the Company, and each of whom qualifies as independent under the standards used by the NYSE, where the Company's shares are listed.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis appearing elsewhere in this proxy statement. Based on the review and discussions referred to above, the Compensation Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement on Schedule 14A.

Compensation Committee

David L. Hauser, Chair

Frank A. Bozich, Member

Cathy R. Gates, Member *

Luther C. Kissam, IV, Member

Judy R. McReynolds, Member

Sheila G. Talton, Member

*Ms. Gates has been a member of the Compensation Committee since January 3, 2023.

51 OGE Energy Corp. 2023 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company has entered into change of control agreements with each officer of the Company, including each of the Named Executive Officers, that will become effective only upon a change of control of the Company. The change of control agreements are considered to be double trigger agreements because payment will only be made following a change of control and termination of employment. Under the agreements, a change of control generally means (i) any acquisition of 20 percent or more of the Company's Common Stock (subject to limited exceptions for acquisitions directly from the Company, acquisitions by the Company or one of the Company's employee benefit plans, or acquisitions pursuant to specified business combinations approved by a majority of the incumbent directors), (ii) directors of the Company as of the date of the agreements and those directors who have been elected subsequently and whose nomination was approved by such directors fail to constitute a majority of the Board, (iii) a merger, share exchange or sale of all or substantially all of the assets of the Company (each, a "business combination") (except specified business combinations approved by a majority of the incumbent directors), or (iv) shareholder approval of a complete liquidation or dissolution of the Company.

Under the agreements, the officer is to remain an employee for a three-year period following a change of control of the Company. During this three-year period following a change of control of the Company, the officer is entitled to (i) an annual base salary in an amount at least equal to his or her base salary prior to the change of control, (ii) an annual incentive payout in an amount at least equal to his or her highest incentive payout in the three years prior to the change of control and (iii) continued participation in the incentive, savings, retirement and welfare benefit plans. The officer also is entitled to payment of expenses and provision of fringe benefits to the extent paid or provided to (i) such officer prior to the change of control or (ii) if more favorable, other peer executives of the Company.

If an executive officer's employment is terminated by the Company "without cause" following a change of control, the executive officer is entitled to the following payments: (i) all accrued and unpaid compensation and a prorated annual incentive payout and (ii) a severance payment equal to 2.99 times the sum of such officer's (a) annual base salary and (b) highest recent annual incentive payout. The officer is entitled to receive such amounts in a lump-sum payment within 30 days of termination, although if the officer is a "specified employee" (within the meaning of Section 409A of the Code), payment of the prorated incentive payout and severance payment will be delayed until the first day of the seventh month following the officer's termination (or earlier death). The officer also is entitled to continued welfare benefits for three years and outplacement services. If these payments and benefits, when taken together with any other payments to the officer, would result in the imposition of the excise tax on excess parachute payments under Section 4999 of the Code, then the severance benefits will be reduced to the extent where no excise tax would be payable if such reduction results in a greater after-tax payment to the officer.

Assuming that a change of control had occurred and the Named Executive Officers were terminated on December 31, 2022, then they would have been entitled to the following lump sum severance payments under their change of control agreements: S. Trauschke, $7,317,968, B. Buckler, $2,364,573, W. Sultemeier, $2,405,063, D. Jones, $2,051,343 and C. McQuistion, $1,484,368. For these purposes, it is assumed that the payments would not result in the imposition of the excise tax on excess parachute payments, which if triggered, could result in a reduction of the foregoing amounts. They would also be entitled to outplacement services, valued at $50,000 each, and continued welfare benefits for three years at a value of $35,280 each. For these purposes we have assumed that health care costs will remain constant. These officers also would be entitled to the retirement benefits they would otherwise be entitled to receive as set forth in the 2022 Pension Benefits Table on page 44. Finally, matching credits under the nonqualified Deferred Compensation Plan would vest and the officers would be entitled to the benefits set forth in the 2022 Nonqualified Deferred Compensation Table on page 45.

In addition, pursuant to the terms of the Company's incentive compensation plans, upon a change of control, all performance units will vest and be paid out immediately in cash as if the applicable performance goals had been satisfied at target levels; all restricted stock units will vest and be paid out immediately in cash; and any annual incentive award outstanding for the year in which the participant's termination occurs for any reason, other than cause, within 24 months after the change of control will be paid in cash at target level on a prorated basis. Assuming that a change of control occurred on December 31, 2022 and that the price of the Company's Common Stock (and the change of control price) was $39.55 (the closing price on December 30, 2022, as the market was closed on December 31, 2022), then the Named Executive Officers would have been entitled to the following lump sum payments for performance unit awards and restricted stock unit awards: S. Trauschke, $8,709,463, B. Buckler, $1,546,089, W. Sultemeier, $1,434,795, D. Jones, $1,029,012 and C. McQuistion, $584,865. In addition, they would have received the same payout of the earned annual incentive compensation for 2022 that is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 41 and the same payout of long-term compensation for the performance units whose three-year performance period ended December 31, 2022 as reflected in the Stock Awards - Value Realized on Vesting column in the 2022 Option Exercises and Stock Vested Table on page 43. The reason for the same payouts

52 OGE Energy Corp. 2023 Proxy Statement

is that the individual would have been employed throughout the entire performance period for the awards. There were no stock options outstanding as of December 31, 2022.

If a Named Executive Officer terminates employment other than following a change of control as described above, such officer will be entitled to receive amounts earned during the course of his or her employment, including accrued salary and unpaid salary and unused vacation pay. If the termination was a result of death, disability or retirement, the executive officer or his or her representative would be entitled to a regular payout of any earned annual and long-term awards whose performance periods had ended prior to the individual's termination, and to a prorated payout (based on the individual's number of full months of employment during the applicable performance period) for other outstanding annual incentive awards and performance units when and if payouts of such awards are subsequently earned and are made to participants who did not terminate their employment; provided that with respect to the performance units, in the event of a termination of employment due to death or disability, the Compensation Committee may elect a payout equal to the target amount of the award payable within 60 days following such death or disability so long as such payment would comply with Section 409A of the Code. Assuming that the Named Executive Officers terminated their employment as a result of death, disability or retirement on December 31, 2022, each executive officer would have received the same payout of the earned annual incentive compensation for 2022 that is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 41 and the same payout of long-term compensation for the performance units whose three-year performance period ended December 31, 2022 as reflected in the Stock Awards - Value Realized on Vesting column in the 2022 Option Exercises and Stock Vested Table on page 43. The reason for the same payouts is that the individual would have been employed throughout the entire performance period for the awards. For the outstanding grants of performance units whose performance periods ends on December 31, 2023 and December 31, 2024, and assuming that the Named Executive Officers terminated their employment as a result of death, disability or retirement on December 31, 2022, that the applicable goals for such performance units were subsequently satisfied at target levels and that the price of the Company's Common Stock was $39.55 (the closing price on December 30, 2022, as the market was closed on December 31, 2022) at the time payouts of such performance units occurred, they would be entitled to receive the Company's Common Stock having the following values at the time payout of such performance units occurred: S. Trauschke, $2,165,969 for the performance units whose performance period ends December 31, 2023 and $948,462 for the performance units whose performance period ends December 31, 2024; B. Buckler, $379,205 for the performance units whose performance period ends December 31, 2023 and $167,086 for the performance units whose performance period ends December 31, 2024; W. Sultemeier, $377,940 for the performance units whose performance period ends December 31, 2023 and $147,100 for the performance units whose performance period ends December 31, 2024; D. Jones, $224,539 for the performance units whose performance period ends December 31, 2023 and $125,650 for the performance units whose performance period ends December 31, 2024; and C. McQuistion, $154,060 for the performance units whose performance period ends December 31, 2023 and $59,958 for the performance units whose performance period ends December 31, 2024. Alternatively, if the Compensation Committee elects to pay out the performance units for the performance periods ending December 31, 2023 and December 31, 2024 at target within 60 days of death or disability, and assuming that such death or disability occurred on December 31, 2022 and that the price of the Company's Common Stock was $39.55 (the closing price on December 30, 2022, as the market was closed on December 31, 2022), they would be entitled to receive the Company's Common Stock having the following values: S. Trauschke, $6,094,339, B. Buckler, $1,070,065, W. Sultemeier, $1,008,209, D. Jones, $713,759 and C. McQuistion, $410,964.

All restricted stock units that have not vested will be forfeited upon a termination of employment; provided that in the event of a termination of employment due to death, disability, retirement or involuntary termination, the Compensation Committee may provide that all or a portion of the unvested units shall become vested. For the outstanding grants of restricted stock units whose restricted period ends on December 31, 2023 and December 31, 2024, and assuming that the Named Executive Officers terminated their employment as a result of death, disability, retirement or involuntary termination on December 31, 2022, that the Compensation Committee approved the pro rata vesting of all such restricted stock units, and that the price of the Company's Common Stock was $39.55 (the closing price on December 30, 2022, as the market was closed on December 31, 2022), they would be entitled to receive the Company's Common Stock having the following values: S. Trauschke, $721,998 for the restricted stock units whose vesting period ends December 31, 2023 and $510,709 for the restricted stock units whose vesting period ends December 31, 2024; B. Buckler, $15,260 for the restricted stock units whose vesting period ends February 28, 2023, $126,402 for the restricted stock units whose vesting period ends December 31, 2023 and $89,963 for the restricted stock units whose vesting period ends December 31, 2024; W. Sultemeier, $125,980 for the restricted stock units whose vesting period ends December 31, 2023 and $79,205 for the restricted stock units whose vesting period ends December 31, 2024; D. Jones, $74,855 for the restricted stock units whose vesting period ends December 31, 2023 and $67,657 for the restricted stock units whose vesting period ends December 31, 2024; and C. McQuistion, $51,362 for the restricted stock units whose vesting period ends December 31, 2023 and $32,286 for the restricted stock units whose vesting period ends December 31, 2024.

53 OGE Energy Corp. 2023 Proxy Statement

In addition to the benefits described above, upon retirement, the Named Executive Officers will be entitled to receive the retirement benefits described in the 2022 Pension Benefits Table on page 44 and the nonqualified deferred compensation benefits set forth in the 2022 Nonqualified Deferred Compensation Table on page 45 as well as contributory lifetime retiree medical benefits if they were hired prior to February 1, 2000.

INFORMATION ABOUT SHAREHOLDINGS AND RELATED MATTERS

Security Ownership. The following table shows the number of shares of the Company's Common Stock beneficially owned on March 20, 2023, by each Director, by each of the Named Executive Officers, by all Executive Officers and Directors as a group and by each shareholder owning five percent or more of the Company's Common Stock:

	Number of Common		Number of Common
	Shares (1) (2)		Shares (1) (2)
Frank A. Bozich	34,006	S. Trauschke	364,587
Peter D. Clarke	20,602	B. Buckler	8,748
Cathy R. Gates	100	W. Sultemeier	39,697
David L. Hauser	38,310	D. Jones	33,436
Luther C. Kissam, IV	16,449	C. McQuistion	19,774
Judy R. McReynolds	46,435
David E. Rainbolt	37,567
J. Michael Sanner	43,002
Sheila G. Talton	35,290	All Executive Officers and Directors	836,869
		(as a group of 25 persons)
BlackRock, Inc. (3)	23,700,662	The Vanguard Group (4)	21,038,382
55 East 52nd Street		100 Vanguard Blvd.
New York, NY 10055		Malvern, PA 19355
(1)
Ownership by each executive officer is less than 0.2 percent of the class, by each director other than Mr. Trauschke is less than 0.1 percent of the class and, for all executive officers and directors as a group, is less than 1.0 percent of the class. Amounts shown include shares for which, in certain instances, an individual has disclaimed beneficial interest. Amounts shown for executive officers include 81,358 shares of the Company's Common Stock representing their interest in shares held under the Company's 401(k) Plan and Deferred Compensation Plan for which in certain instances they have voting power but not investment power.
(2)
Amounts shown for Messrs. Bozich, Clarke, Hauser, Kissam, Rainbolt and Sanner and Mses. Gates, McReynolds and Talton include, 18,820; 18,752; 35,310; 8,949; 22,567; 38,002; 0; 45,435; and 35,290 common stock units, respectively, under the Company's Deferred Compensation Plan.
(3)
Based on a Schedule 13G filed on January 23, 2023, BlackRock, Inc. along with certain other affiliates, is deemed to beneficially own these shares. These shares represented 11.8 percent of the Company's outstanding Common Stock on March 20, 2023.
(4)
Based on a Schedule 13G filed on February 9, 2023, The Vanguard Group along with certain other affiliates, is deemed to beneficially own these shares. These shares represented 10.5 percent of the Company's outstanding Common Stock on March 20, 2023.

The information on share ownership is based on information furnished to us by the individuals listed above and all shares listed are beneficially owned by the individuals or by members of their immediate family unless otherwise indicated.

54 OGE Energy Corp. 2023 Proxy Statement

Equity Compensation Plan Information. The following table provides certain information as of December 31, 2022 with respect to the shares of the Company's Common Stock that may be issued under the existing equity compensation plan:

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Price of Outstanding Options	Number of Securities Remaining Available for future issuances under equity compensation plans (excluding securities reflected in Column A)
Equity Compensation Plans Approved by Shareholders	797,858	(1)	N/A	7,592,500	(2)
Equity Compensation Plans Not Approved by Shareholders	—		N/A	N/A
(1)
Comprised of performance units and restricted stock units which have been granted under the OGE Energy Corp. 2013 Stock Incentive Plan and the 2022 Stock Incentive Plan. For performance units, this represents the target number of performance units granted. Actual number of performance units earned, if any, is dependent upon performance and may range from 0 percent to 200 percent of the target. There were no outstanding stock options as of December 31, 2022.
(2)
Under the 2022 Stock Incentive Plan, restricted stock, restricted stock units, stock options, SARs and performance units may be granted to officers, directors and other key employees. Amount represents the maximum shares available for future issuances under OGE Energy Corp.'s equity compensation plan assuming settlement of the performance units at target.

Delinquent Section 16(a) Reports. Under federal securities laws, our directors and executive officers are required to report, within specified dates, their initial ownership in the Company's Common Stock and subsequent acquisitions, dispositions or other transfers of interest in such securities. We are required to disclose whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. Except as set forth in the immediately succeeding sentences, to our knowledge, all of our officers and directors subject to such reporting obligations satisfied their reporting obligations in full in 2022. In January 2022, Ms. Andrea M. Dennis, Vice President - Transmission and Distribution Operations, filed an amendment to her Form 3 to include holdings of restricted stock units that were omitted from the Form 3 originally filed in March 2020.

Shareholder Proposals/Nomination of Directors. Any shareholder proposal intended to be included in the proxy statement for the Annual Meeting of Shareholders in 2024 must be received by the Company by December 5, 2023. Proposals received by that date, deemed to be proper for consideration at the Annual Meeting of Shareholders and otherwise conforming to the rules of the SEC, will be included in the 2024 proxy statement.

If you intend to submit a shareholder proposal for consideration at the Annual Meeting of Shareholders, but do not want it included in the proxy statement, you must follow the procedures established by our bylaws. These procedures require that you notify us in writing of your proposal. Your notice must be received by the Corporate Secretary at least 90 days prior to the meeting and must contain the following information:

•
a brief description of the business you desire to bring before the Annual Meeting of Shareholders and your reasons for conducting such business at the Annual Meeting of Shareholders;
•
your name and address;
•
the number of shares of the Company's Common Stock which you beneficially own; and
•
any material interest you may have in the business being proposed.

Shareholders wishing to nominate a director candidate and have that candidate appear in the Company's proxy statement, should follow the procedures in the Company's bylaws and outlined on page 3 under "Corporate Governance - Director Qualifications and Nomination Process."

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than 90 days before the annual meeting.

Householding Information. We have adopted a procedure approved by the SEC called "householding." Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only a single copy of our Notice of Internet Availability of Proxy Materials or, as applicable, our

55 OGE Energy Corp. 2023 Proxy Statement

Annual Report to Shareholders or proxy statement, unless one or more of these shareholders notifies us that they would like to continue to receive individual copies. This will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check or dividend reinvestment statement mailings.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement, or if you hold stock in more than one account, and in either case, you would like to receive only a single copy of the Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement for your household, please contact Computershare; P.O. Box 43006, Providence, RI 02940-3006 or phone toll free 1-888-216-8114.

If you participate in householding and would like to receive a separate copy of our Notice of Internet Availability of Proxy Materials or, as applicable, our Annual Report to Shareholders or proxy statement, please call us at 405-553-3406, email us at stock@oge.com or write us at: OGE Energy Corp. Shareholder Relations, 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. We will deliver the requested documents to you promptly upon receipt of your request.

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only a single copy of our Notice of Internet Availability of Proxy Materials, or our Annual Report to Shareholders or proxy statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call us at 405-553-3406, email us at stock@oge.com or write us at: OGE Energy Corp. Shareholder Relations, 321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. If you want to receive separate copies of our Annual Report to Shareholders and proxy statement in the future, or if you are receiving multiple copies and would like to receive only a single copy for your household, you should contact your bank, broker, or other nominee record holder.

56 OGE Energy Corp. 2023 Proxy Statement

Appendix A

FORM OF PROPOSED AMENDMENTS TO ARTICLES VI, VII, VIII AND IX TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION REFLECTING PROPOSED AMENDMENTS TO MODIFY SUPERMAJORITY VOTING PROVISIONS

VI.

A.
VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

(1) In addition to any affirmative vote required by law or this Article VI or any other Article hereof, and except as otherwise expressly provided in Section B of this Article VI:

(a) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or

(c) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate) from the corporation or a Subsidiary; or

(d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

(e) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least ~~80~~67% of the voting power of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class (it being understood that for purposes of this Article VI, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article IV hereof). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any provision hereof, or in any agreement with any national securities exchange or otherwise.

(2) The term “Business Combination” as used in this Article VI shall mean any transaction which is referred to in any one or more subparagraphs (a) through (e) of paragraph 1 of this Section A.

B.
WHEN HIGHER VOTE IS NOT REQUIRED. The provisions of Section A of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of any Article hereof, if all of the conditions specified in either of the following paragraphs 1 and 2 are met:

A-1

(1) The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

(2) All of the following conditions shall have been met:

(a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

I. (if applicable) the Highest Per Share Price (as hereinafter defined) (including the brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (X) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (Y) in the transaction in which it became an Interested Shareholder, whichever is higher; and

II. the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such later date is referred to in this Article VI as the “Determination Date”), whichever is higher.

(b) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than the Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class or series of outstanding Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of Voting Stock):

I. (if applicable) the Highest Per Share Price (as hereinafter defined) (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder (X) within the two-year period immediately prior to the Announcement Date or (Y) in the transaction in which it became an Interested Shareholder, whichever is higher;

II. (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

III. the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

(c) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date.

(d) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation; (ii) there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors; and (iii) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

(e) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionally as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C.
CERTAIN DEFINITIONS. For the purposes of this Article VI:

(1) A “person” shall mean any individual, firm, corporation or other entity.

(2) “Interested Shareholder” shall mean any person (other than the corporation or any Subsidiary) who or which:

(a) is the beneficial owner, directly or indirectly of more than 10% of the voting power of the outstanding Voting Stock; or

(b) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

(c) is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(3) A person shall be a “beneficial owner” of any Voting Stock:

(a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

(c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of any shares of Voting Stock.

(4) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph 2 of this Section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3 of this Section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise.

(5) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations, under the Securities Exchange Act of 1934, as in effect on November 16, 1995.

(6) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation or by a Subsidiary of the corporation or by the corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph 2 of this Section C, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

(7) “Disinterested Director” means any member of the Board of Directors of the corporation who is unaffiliated with, and not a nominee or representative of, the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee or representative of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

(8) “Fair Market Value” means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (b) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

(9) References to “Highest Per Share Price” shall in each instance, with respect to any class of stock, reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

(10) In the event of any Business Combination in which the corporation survives, the phrase “consideration other than cash to be received” as used in subparagraphs (a) and (b) of paragraph 2 of Section B of this Article VI shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D.
POWERS OF THE BOARD OF DIRECTORS. A majority of the Disinterested Directors of the corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VI, including without limitation, (a) whether a person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more and (e) whether the requirements of Section B of this Article VI have been met.

E.
NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED SHAREHOLDERS. Nothing contained in this Article VI shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

F.
AMENDMENT OR REPEAL. Notwithstanding any other provisions of this Article VI or of any other Article hereof, or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VI, any other Article hereof, or the By-laws of the corporation), the provisions of this Article VI may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least ~~80~~67% of the combined voting power of the then outstanding Voting Stock, voting together as a single class.

VII.

A.
ELECTION AND TERMS OF DIRECTORS. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors elected at or prior to the annual meeting of shareholders in 2010 shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class of directors to serve for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are elected and qualified, subject to earlier death, resignation or removal. At each annual meeting of shareholders of the corporation after the annual meeting of shareholders in 2010 and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the directors shall be elected for terms expiring at the next annual meeting of shareholders and until their successors are elected and qualified, subject to earlier death, resignation or removal; provided that the directors elected at or prior to the 2010 annual meeting of shareholders shall continue to serve until their terms expire. In each case, directors shall hold office until their successors are elected and qualified.

B.
SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES AND INTRODUCTION OF BUSINESS. Advance notice of shareholder nominations for the election of directors, and advance notice of business to be brought by shareholders before an annual meeting of shareholders, shall be given in the manner provided in the By-laws of the corporation.

C.
NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances: (i) newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors; (ii) any director elected in accordance with the preceding clause (i) shall hold office until the next annual meeting of shareholders and until such director’s successor shall have been elected and qualified; and (iii) no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D.
REMOVAL. Except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of the corporation’s stock entitled to vote generally, voting together as a single class. Whenever in this Article VII or in Article VIII hereof or in Article IX hereof, the phrase “the then outstanding shares of the corporation’s stock entitled to vote generally” is used, such phrase shall mean each then outstanding share of Common Stock and of any other class or series of the corporation’s stock that is entitled to vote generally in the election of directors and whose voting privileges are not generally restricted by any of the provisions of any Article hereof.

E.
AMENDMENT OR REPEAL. Notwithstanding any other provisions of this Article VII or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VII, any other Article hereof, or the By-laws of the corporation), the provisions of this Article VII may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least ~~80~~67% of the combined voting power of the then outstanding shares of the corporation’s stock entitled to vote generally, voting together as a single class.

VIII.

Any action required or permitted to be taken by the shareholders of the corporation must be effected at a duly called annual or special meeting of such holders and, except as otherwise mandated by Oklahoma law, may not be effected without such a meeting by any consent in writing by such holders. Except as otherwise mandated by Oklahoma law and except as may otherwise be provided in or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, special meetings of shareholders of the corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the President of the corporation. Notwithstanding any other provisions of this Article VIII or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article VIII, any other Article hereof, or the By-laws of the corporation), the provisions of this Article VIII may not be altered amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least ~~80~~67% of the combined voting power of the then outstanding shares of the corporation’s stock entitled to vote generally, voting together as a single class.

IX.

The Board of Directors shall have power to adopt, amend and repeal the By-laws of the corporation to the maximum extent permitted from time to time by Oklahoma law; provided, however, that any By-laws adopted by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the shareholders having voting power with respect thereto, except that, and notwithstanding any other provisions of this Article IX or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article IX, any other Article hereof or the By-laws of the corporation), no provision of Section 1.1 of Article 1 of the By-laws, or of Section 4.2, Section 4.12 or Section 4.14 of Article IV of the By-laws, or of Section 5.2 or Section 5.3 of Article V the By-laws may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least ~~80~~67% of the combined voting power of the then outstanding shares of the corporation’s stock entitled to vote generally, voting together as a single class. Notwithstanding any other provisions of this Article IX or of any other Article hereof or of the By-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified from time to time by law, this Article IX, any other Article hereof or the By-laws of the corporation), the provisions of this Article IX may not be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least ~~80~~67%

of the combined voting power of the then outstanding shares of the corporation’s stock entitled to vote generally, voting together as a single class.

OGE ENERGY CORP. P.O. BOX 321 OKLAHOMA CITY, OK 73101-0321 ATTN: JASON BAILEY

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on May 17, 2023 for shares held directly and by 11:59 p.m. EDT on May 15, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/OGE2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

[Shareholder Address]

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on May 17, 2023 for shares held directly and by 11:59 p.m. EDT on May 15, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME OGE Energy Corp. Common Stock	CONTROL # à SHARES PAGE 1 of 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees	For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
1a. Frank A. Bozich	☐	☐	☐	2. Ratification of the appointment of Ernst & Young LLP as the Company's principal independent accountants for 2023.	☐	☐	☐
1b. Peter D. Clarke	☐	☐	☐	3. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐
1c. Cathy R. Gates	☐	☐	☐
1d. David L. Hauser	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:	3 years	2 years	1 year	Abstain
1e. Luther C. Kissam, IV	☐	☐	☐	4. Advisory Vote on the Frequency of Advisory Votes on Executive Compensation.	☐	☐	☐	☐
1f. Judy R. McReynolds	☐	☐	☐
1g. David E. Rainbolt	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
1h. J. Michael Sanner	☐	☐	☐	5. Amendment of the Restated Certifcate of Incorporation to Modify the Supermajority Voting Provisions	☐	☐	☐
1i. Sheila G. Talton	☐	☐	☐
1j. Sean Trauschke	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

SHARES
CUSIP #
Signature [PLEASE SIGN WITHIN BOX]		Date	JOB#		Signature (Joint Owners)	Date	SEQUENCE #

It is important that your shares are represented at this meeting, whether or not you attend the meeting online.

To make sure your shares are represented, we urge you to vote by Internet, telephone, or complete and mail the proxy card above.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

Annual Meeting of OGE Energy Corp. Shareholders

Thursday, May 18, 2023 10:00 a.m. CDT

The undersigned hereby appoints Judy R. McReynolds and Sean Trauschke, and each of them severally, with full power of substitution and with full power to act with or without the other, as the proxies of the undersigned to represent and to vote all shares of stock of OGE Energy Corp. held of record by the undersigned on March 20, 2023, at the Company's Annual Meeting of Shareholders to be held on May 18, 2023, and at all adjournments thereof, on all matters coming before said meeting.

THIS PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S PRINCIPAL INDEPENDENT ACCOUNTANTS FOR 2023, FOR THE APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION, FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR, AND FOR THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO MODIFY THE SUPERMAJORITY VOTING PROVISIONS. PLEASE VOTE BY INTERNET, TELEPHONE, OR MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Unless you attend and vote online during the meeting, you MUST vote by Internet, telephone, or sign and return your proxy in order to have your shares voted at the meeting.

Continued and to be marked, dated and signed on the other side